UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF 2020 ANNUAL MEETING AND PROXY STATEMENT HELD ON MAY 21, 2020

NOTICE OF

2020 ANNUAL

MEETING OF

STOCKHOLDERS

Dear Stockholders:

You are invited to attend Synchrony Financial’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 21, 2020 at 11:00 a.m., Eastern Time, for the following purposes:

•  To elect the 11 directors named in the proxy statement for the coming year;

•  To approve our named executive officers’ compensation in an advisory vote;

•  To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2020; and

•  To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

The meeting will be held virtually to provide expanded access, improved communication and cost savings for our stockholders and Synchrony Financial. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. We ensure that at our virtual meeting, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. During the live Q&A session of the meeting, we answer questions as they come in, and we commit to publishing each question received following the meeting. The live webcast is available to stockholders and the general public at the time of the meeting, and a replay of the meeting is made publicly available on the company’s website. The website address for the virtual meeting is: www.virtualshareholdermeeting.com/SYF2020.

To participate in the meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. The meeting will begin promptly at 11:00 a.m., Eastern Time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow for time to complete the online check-in procedure. You are eligible to vote if you were a stockholder of record at the close of business on March 26, 2020. Proxy materials are being mailed or made available to stockholders on or about April 6, 2020. Whether or not you plan to attend the meeting, please submit your proxy by mail, internet or telephone to ensure that your shares are represented at the meeting.

Sincerely,

Jonathan S. Mothner

Executive Vice President,

General Counsel and Secretary

April 6, 2020

    2        Synchrony  •  2020 Annual Meeting and Proxy Statement

Synchrony  •  2020 Annual Meeting and Proxy Statement        3

PROXY SUMMARY

This summary highlights certain information in this proxy statement in connection with our 2020 Annual Meeting of Stockholders (the “Annual Meeting”). As it is only a summary and does not contain all of the information you should consider, please review the complete proxy statement before you vote. In this proxy statement, references to the “Company” and to “Synchrony” are to Synchrony Financial. For answers to frequently asked questions regarding the Annual Meeting, please refer to pages 67-69 of this proxy statement. Proxy materials are being mailed or made available to stockholders on or about April 6, 2020.

LOGISTICS
DATE May 21, 2020

TIME 11:00 a.m. Eastern Time

VIRTUAL MEETING WEBSITE ADDRESS www.virtualshareholdermeeting.com/SYF2020

RECORD DATE March 26, 2020

ELIGIBILITY TO VOTE

You are eligible to vote if you were a stockholder of record at the close of business on March 26, 2020.

VOTING
BY MAIL You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 20, 2020).

BY TELEPHONE

You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on May 20, 2020.

BY THE INTERNET

In Advance

You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 20, 2020.

At the Annual Meeting

You may attend the virtual Annual Meeting by visiting this internet website address: www.virtualshareholdermeeting.com/SYF2020.

AGENDA

Election of 11 directors named in this proxy statement — Majority of votes cast Page Reference — 15 — Board Recommendation	Advisory approval of our named executive officers’ compensation — Majority of votes cast Page Reference — 30 — Board Recommendation	Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2020 — Majority of votes cast Page Reference — 63 — Board Recommendation
FOR	FOR	FOR

4        Synchrony   •  2020 Annual Meeting and Proxy Statement

2019 PERFORMANCE HIGHLIGHTS

BUSINESS AND STRATEGIC UPDATES

2019 marked another year of significant transformation for Synchrony. Across all of our sales platforms, we renewed more than 50 existing partnerships and signed 30 new business deals. In Retail Card, we continued to diversify our portfolio by adding new digital partners, including Venmo, a large social mobile payment service, and in early 2020, announcing a new partnership with Verizon. In Payment Solutions, we continued to expand our Synchrony Home and Synchrony Car Care networks. In CareCredit, we continued to work on broader acceptance and further expansion of the network, with an emphasis on health systems. With the recent addition of Kaiser Permanente, we now have five health systems under contract.

We significantly enhanced the digital experience for cardholders, and substantially grew our direct-to-consumer deposit platform. We made significant investments in people and technology that have propelled the company forward by enabling the development of innovative offerings for our partners and enhancing our capabilities and the user experiences for our cardholders.

FISCAL YEAR 2019 FINANCIAL PERFORMANCE HIGHLIGHTS

- $3.7 billion Net Earnings
- $5.56 Diluted Earnings Per Share
- Returned $4.2 billion in capital to stockholders ($3.6 billion in share repurchases and $0.6 billion in dividends)
- Industry leading Efficiency Ratio* of 31.9%
- Better 2019 Return on Assets than two out of three direct peers**
- Increased Deposits to $65.1 billion, now 77% of total funding

* For Synchrony, Efficiency Ratio represents (i) other expense, divided by (ii) net interest income, after retailer share arrangements, plus other income.

** Direct peers include American Express Company, Capital One Financial Corporation and Discover Financial Services.

STRONG NET EARNINGS

$3.7B

SALES FINANCED

$149B

RETURNED CAPITAL TO STOCKHOLDERS

$4.2B

Synchrony  •  2020 Annual Meeting and Proxy Statement        5

EXECUTIVE COMPENSATION

2019 SAY-ON-PAY ADVISORY VOTE AND STAKEHOLDER ENGAGEMENT ON EXECUTIVE COMPENSATION

At our 2019 annual meeting of stockholders, our investors supported the compensation for our named executive officers with over 90% of the votes approving the advisory say-on-pay item. Our Management Development and Compensation Committee (“MDCC”) considers the results of our say-on-pay advisory vote as part of its review of our overall compensation programs and policies. As part of our regular engagement with stakeholders regarding our compensation program, in 2018 and 2019, we reached out to our top 30 stockholders representing over 60% of our outstanding shares and had conversations with all stockholders who expressed interest in meeting with us. We also engaged with proxy advisory firms and sought regulatory perspectives. Richard Hartnack, Chair of the Board and Chair of the MDCC, participated in many of the meetings with stockholders, and feedback received was regularly shared and discussed with our full Board. The MDCC considered several potential changes to the compensation program and discussed them with the full Board and with investors during our stakeholder engagement. Following these helpful dialogues and the MDCC’s own discussions, a number of actions were taken over the last two years, several of which are highlighted below.

AREAS OF FOCUS	ACTIONS WE TOOK
Emphasize Alignment of Pay for Performance

•  Added a Total Shareholder Return (“TSR”) modifier to our long-term Performance Share Unit (“PSU”) program beginning with grants in 2019 that are linked to stockholder returns relative to peers over the 2019–2021 performance period

•  Increased the weight of Net Earnings in our annual cash incentive awards under the AIP (1/3 in 2017, 45% in 2018 and 50% in 2019)

Add Transparency to Disclosure

•  Enhanced disclosure of our pay metrics, providing minimum, target and maximum funding goals for both our annual cash incentive awards under the AIP and the 2017–2019 PSUs

•  Disclosed philosophy to target median pay with additional consideration based on the size, scope and impact of the executive’s role, market data, leadership skills, length of service and individual performance and contributions

Encourage Long-Term Performance and Other Best Practices

•  Clarified minimum vesting period of twelve months for equity grants

•  Changed the calculation of the severance payments to the CEO and other NEOs under the Change in Control Severance Plan to include average bonus paid for the three prior years instead of the current target to reflect a more representative amount

    6        Synchrony  •  2020 Annual Meeting and Proxy Statement

EXECUTIVE COMPENSATION

MIX OF PAY

A majority of our NEOs’ compensation is performance-based and therefore at risk. The only fixed compensation paid is base salary, which represents approximately 10% of the CEO’s total direct compensation and no more than 25% of the other NEOs’ total direct compensation.

Below we illustrate the 2019 mix of direct pay for our CEO and CFO and the pay trend of our CEO pay.

Synchrony  •  2020 Annual Meeting and Proxy Statement        7

EXECUTIVE COMPENSATION

ALIGN INCENTIVES WITH STOCKHOLDERS

The MDCC evaluates recent and historical financial and operational achievements against our peers, including return measures, growth metrics, efficiency ratio and TSR, among others. Performance during 2019 against our peers ranked first or second out of our direct peers for Efficiency Ratio and Return on Assets—two key metrics we believe reflect our annual performance.

(1)	Adjusted to exclude the amounts related to the reduction in reserves for loan losses related to the Walmart portfolio, which was sold in October 2019. See non-GAAP reconciliation in Appendix A.

The MDCC also considers multi-year historical performance that drives sustainable results and creates long-term stockholder value. During the five-year period from 2015 through 2019, our annualized earnings growth rate and annualized receivables growth rate ranked first and second, respectively, compared to our direct peers:

(1)	Adjusted to exclude the impact of the reduction in reserve for loan losses in 2019 related to the Walmart portfolio.

(2)

Reflects loan receivables growth adjusted to exclude amounts related to the Walmart and Yamaha portfolios for the five-year period. These portfolios were sold in October 2019 and January 2020, respectively. See non-GAAP reconciliation in Appendix A.

    8        Synchrony  •  2020 Annual Meeting and Proxy Statement

EXECUTIVE COMPENSATION

BEST PRACTICE COMPENSATION PROGRAMS AND POLICIES

The MDCC has implemented the following measures as part of our executive compensation programs:

WHAT WE DO:	WHAT WE DON’T DO:

Substantial portion of executive pay based on performance against goals set by the MDCC	No hedging or pledging of Company stock

Risk governance framework underlies compensation decisions	No employment agreements for executive officers

Stock ownership requirements for executive officers	No tax gross-ups for executive officers

Minimum vesting of 12 months for any options or stock appreciation rights	No discretion to accelerate the vesting of awards

Minimum vesting of 12 months for any restricted stock units (“RSUs”)	No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money

Compensation subject to clawback in the event of misconduct and expanded to “no fault” in the case of financial restatements for all NEOs	No payout of dividends on unvested equity prior to the vesting date

Limited perquisites	No backdating or repricing of stock option awards

Use of peer company benchmarking, targeting median among peers with additional consideration based on the size, scope and impact of role, market data, leadership skills, length of service and both company and individual performance and contributions

Double-trigger vesting of equity and long-term incentive plan awards upon change in control

One-year “Say-on-Pay” frequency

Independent compensation consultant advises the MDCC

Updated: Include relative performance metric by applying a Total Shareholder Return modifier to our long-term performance awards that will be linked to stockholder returns relative to peers

Synchrony  •  2020 Annual Meeting and Proxy Statement        9

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We believe that strong corporate governance is integral to building long-term value for our stockholders and enabling effective Board oversight. We are committed to governance policies and practices that serve the interests of the Company and its stockholders. The Board monitors emerging issues in the governance community and continually reviews our governance practices to incorporate evolving best practices and stockholder feedback.

A FEW OF OUR CORPORATE GOVERNANCE BEST PRACTICES INCLUDE:

STOCKHOLDER ENGAGEMENT

We continue to value our stockholders’ perspectives on our strategy and governance practices. We believe that maintaining a dialogue with our stockholders allows us to better understand and respond to their perspectives on matters of importance to them. In 2019, we engaged with representatives of a majority of our outstanding shares on a variety of topics, including our growth plans, business strategy, board composition, governance and compensation practices and environmental and social issues.

BOARD’S ROLE IN STRATEGY

The Board actively oversees the Company’s strategic direction and the performance of our business and management. On an annual basis, the Board conducts an intensive, multi-day review of the Company’s short-, medium- and long-term strategic plan, taking into consideration economic, consumer, technology and other significant trends, as well as developments in the industry and regulatory initiatives. The Board’s input is then incorporated into the strategic plan and approved at the subsequent Board meeting. The output of these meetings provides the strategic context for the Board’s discussions at its meetings throughout the next year, including regular updates and feedback from the Board on the Company’s progress on its strategic plan and deep dives on developments in important areas such as cyber security. In addition, the Board regularly discusses and reviews feedback on strategy from our stockholders and other stakeholders, and often engages with internal and external experts and advisors to ensure our strategy reflects the latest competitive landscape.

At the 2019 annual three-day strategy meeting, the Board worked with management to build a strategic plan focusing on growing the core and diversifying the business. We are pleased to share the Company’s progress executing this plan:

•	Further diversifying Retail Card in e-commerce and mobile payments, extending Amazon and partnering with PayPal to launch Venmo’s first-ever credit card, and expanding into new verticals such as telecommunications through our partnership with Verizon.

•	Positioning Payment Solutions for continued success by driving organic growth and developing Synchrony-branded consumer products like the Synchrony Car Care and Synchrony Home card networks.

•	Expanding our CareCredit network by creating broader acceptance and utility for our cards and moving into new adjacencies such as pet insurance and patient financial care platforms.

•	Evolving our offerings in the direct to consumer space, making significant progress building our consumer banking platform and launching Synchrony’s general-purpose credit card.

Looking ahead, the Company remains focused on improving all aspects of the customer experience, starting with a quick, seamless account opening process all the way through account self-servicing features. We will continue to invest heavily in digital innovations to develop new products and services that drive deeper customer relationships.

BOARD REFRESHMENT

The Nominating and Corporate Governance Committee routinely assesses the composition of our Board to ensure that we have the right mix of skills and experience to maximize our Board’s potential and align our Board’s strengths with our strategic direction. To this end, the Board appointed Ellen Zane and Fernando Aguirre as new independent directors in February 2019 and July 2019, respectively. Ms. Zane has significant executive experience in the healthcare industry, specifically as the former CEO of a large teaching and research medical center, and brings a wealth of financial and other expertise to the Board. Mr. Aguirre has significant executive experience and expertise spanning leadership, strategy, digital marketing, branding, and communications.

    10        Synchrony  •  2020 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS

Corporate and social responsibility demonstrates the kind of company we are and reflects how we build and maintain trust and credibility with our stakeholders, including our customers, partners, employees and stockholders. Recognizing the importance of Environmental, Social and Governance (ESG) matters, the Board formalized the ongoing oversight that the Nominating and Corporate Governance Committee exercises over ESG matters in its charter. In 2018, management launched a cross-functional team that will help to shape the Company’s ESG initiatives and strategy and report regularly to the Nominating and Corporate Governance Committee. You can read more about our ESG efforts in our Corporate Social Responsibility report at www.synchrony.com.

COMMITMENT TO DIVERSITY

We believe diversity makes our business stronger, more innovative and more successful. We have strong hiring practices for women, minorities, veterans, the LGBTQ community and people with disabilities. We promote this inclusive culture by sponsoring eight different employee Diversity & Inclusion Networks. We also have the most diverse board of directors of any financial services company or commercial bank in the Fortune 200 based on 2019 proxy statement disclosures. Our Board includes seven directors (out of 11) who are women and/or minorities, as well as cognitive diversity with expertise in consumer banking, credit cards, retail, technology, cyber security, risk management, marketing, government affairs, and accounting.

BOARD OVERSIGHT OF CYBER SECURITY

The protection and security of financial and personal information of our consumers is one of the Company’s highest priorities. To that end, we have an extensive cyber security governance framework in place. The Board and its Risk Committee receive regular reports on cyber security and oversee a comprehensive information security program that includes administrative, technical and physical safeguards and provides an appropriate level of protection to maintain the confidentiality, integrity, and availability of our Company’s and our customers’ information. This includes protecting against any known or evolving threats to the security or integrity of customer records and information, and against unauthorized access to or use of customer records or information. Our information security program is continuously adapting to an evolving landscape of emerging threats and available technology, and we have developed a security strategy and implemented multiple layers of controls embedded throughout our technology environment that establish multiple control points between threats and our assets. We evaluate the effectiveness of the key security controls through ongoing assessment and measurement.

TECHNOLOGY COMMITTEE OF THE BOARD

A key part of our strategic focus is the continued development of innovative, efficient, and flexible technology to deliver products and services that meet the needs of our partners and enables us to operate our business efficiently. The integration of our technology with our partners is at the core of our value proposition, enabling us to help our partners anticipate and deliver the experiences and tools consumers want, while reducing fraud and enhancing customer service. Recognizing the importance of technology and innovation to our future success, and in order to better leverage the Board’s technology expertise, we have a committee of the Board devoted exclusively to technology and innovation. The Technology Committee reviews and advises the Board on major strategies and other subjects relating to the Company’s approach to technology-related innovation, the technology development process and existing and emerging technologies. The Chair of the Technology Committee is Art Coviello, a leader in the technology industry and former Executive Vice President of EMC Corporation and Executive Chairman of RSA Security, Inc.

Synchrony  •  2020 Annual Meeting and Proxy Statement        11

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRACTICES

OUR GOVERNANCE HIGHLIGHTS INCLUDE:

10 out of 11 directors are independent
Experienced Board members with a diversity of skills and experiences
7 out of 11 directors are women and/or minorities
Each Board committee is comprised exclusively of independent directors
Non-executive Chair of the Board
Regular meetings of independent directors in executive session without management
Annual election of all directors
Majority voting standard for directors in uncontested elections
Stockholder special meetings may be called upon the request of a majority of stockholders
Single-class voting structure (one share, one vote)
No stockholder rights plan
Stock ownership requirements for our executive officers and directors
Stockholder proxy access
Nominating and Corporate Governance Committee regularly reviews overall corporate governance framework and oversees the Company’s corporate, environmental and social responsibility efforts

    12        Synchrony  •  2020 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

We believe that our directors possess the highest personal and professional ethics, deep industry knowledge and expertise, and are committed to representing the long-term interests of our stockholders. We deliberately and thoughtfully formed an independent Board with diverse perspectives and experiences, which we believe is critical to effective corporate governance and to achieving our strategic goals. Today, 10 of the 11 directors on our Board are independent, four of the directors are women and four of the directors are minorities. The composition of the Board reflects distinct and varied professional experience and cognitive diversity.

EXPERIENCE

Synchrony  •  2020 Annual Meeting and Proxy Statement        13

CORPORATE GOVERNANCE

BOARD QUALIFICATIONS

Name	Age	Director Since	Independent	Committee Membership

Margaret M. Keane CEO of Synchrony Financial	60	2014

Fernando Aguirre Former Chairman, President and CEO of Chiquita Brands International, Inc.	62	2019		Management Development and Compensation; Nominating and Corporate Governance

Paget L. Alves Former Chief Sales Officer of Sprint Corporation	65	2015		Audit; Technology

Arthur W. Coviello, Jr. Former Executive Vice President of EMC Corporation; Former Executive Chairman of RSA Security, Inc.	66	2015		Risk; Technology (Chair)

William W. Graylin Chairman and CEO of OV Loop, Inc.; Executive Chairman and CEO of Indigo Technologies, Inc.; Former Global Co-General Manager of Samsung Pay, Samsung Electronics America, Inc.	51	2015		Risk; Technology

Roy A. Guthrie Former CEO of Renovate America Inc.; Former Executive Vice President and Chief Financial Officer of Discover Financial Services, Inc.	66	2014		Risk (Chair)

Richard C. Hartnack (Chair of the Board) Former Vice Chairman and Head, Consumer and Small Business Banking of U.S. Bancorp	74	2014		Management Development and Compensation (Chair)

Jeffrey G. Naylor Former CFO and Chief Administrative Officer of the TJX Companies, Inc.	61	2014		Audit (Chair); Management Development and Compensation

Laurel J. Richie Former President of the Women’s National Basketball Association LLC	61	2015		Management Development and Compensation; Nominating and Corporate Governance

Olympia J. Snowe Chairman and CEO of Olympia Snowe, LLC; U.S. Senator from 1995–2013 and Member of U.S. House of Representatives from 1979–1995	73	2015		Audit; Nominating and Corporate Governance (Chair)

Ellen M. Zane Former President and CEO of Tufts Medical Center and the Floating Hospital for Children	68	2019		Audit; Technology

    14        Synchrony  •  2020 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

ITEM 1—ELECTION OF DIRECTORS

The Board currently consists of 11 directors: our CEO, Margaret M. Keane, and 10 directors who are “independent” under the listing standards of the New York Stock Exchange (“NYSE”) and our own independence standards set forth in our Governance Principles. The independent directors are Fernando Aguirre, Paget L. Alves, Arthur W. Coviello, Jr., William W. Graylin, Roy A. Guthrie, Richard C. Hartnack, Jeffrey G. Naylor, Laurel J. Richie, Senator Olympia J. Snowe and Ellen M. Zane (together, the “Independent Directors”). Under our Bylaws, our directors will be elected annually by a majority vote in uncontested elections. As discussed under “Committees of the Board of Directors” below, our Nominating and Corporate Governance Committee is responsible for recommending to our Board, for its approval, the director nominees to be presented for stockholder approval at each annual meeting.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Each of the 11 director nominees listed below is currently a director of the Company.

The following biographies describe the business experience of each director nominee. Following the biographical information for each director nominee, we have listed specific qualifications that the Board considered in determining whether to recommend that the director be nominated for election at the Annual Meeting.

If elected, each of the director nominees is expected to serve for a term of one year or until their successors are duly elected and qualified. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

Synchrony  •  2020 Annual Meeting and Proxy Statement        15

CORPORATE GOVERNANCE

MARGARET M. KEANE

CHIEF EXECUTIVE OFFICER

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Ms. Keane, 60, has been our CEO since February 2014, our President from February 2014 to May 2019 and previously served as CEO and President of GE’s North American retail finance business since April 2011. She has also been a member of the Board since 2013 and a member of the board of directors of Synchrony Bank (the “Bank”) since 2009. From June 2004 to April 2011, Ms. Keane served as President and CEO of the Retail Card platform of GE’s North American retail finance business. From January 2002 to May 2004, Ms. Keane served as Senior Vice President of Operations of the Retail Card platform of GE’s North American retail finance business. From January 2000 to December 2001, Ms. Keane served as Chief Quality Leader of GE Capital Corporation (“GECC”). From October 1999 to December 1999, Ms. Keane served as Shared Services Leader for GECC’s Mid-Market Leasing Businesses. Prior to that, Ms. Keane served in various operations and quality leadership roles at GECC and Citibank. Ms. Keane serves on the board of directors of The Allstate Corporation, a publicly-held personal lines insurer. Ms. Keane received a B.A. in Government and Politics and an M.B.A. from St. John’s University.

We believe that Ms. Keane should serve as a member of the Board due to her extensive experience in the retail finance business and the perspective she brings as our CEO.

      16        Synchrony  •  2020 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Aguirre, 62, has been a director since July 2019. He served as President and CEO of Chiquita Brands International, Inc. from January 2004 to October 2012 and also served as Chairman from May 2004 to October 2012. Prior to that, Mr. Aguirre held various global marketing and management roles at Procter & Gamble from 1980 to 2004. Mr. Aguirre is currently on the boards of directors of CVS Health, a publicly-traded American healthcare company that owns CVS Pharmacy, CVS Caremark, and Aetna; and Barry Callebaut, a publicly-traded company which is one of the world’s largest cocoa processors and chocolate manufacturers. He previously served on other boards including Aetna, Inc., Coca-Cola Enterprises, and Levi Strauss & Co. Mr. Aguirre is currently the Owner & CEO of the Erie SeaWolves Minor League Baseball team, the double AA affiliate of the Detroit Tigers. He also owns a minority stake in the Myrtle Beach Pelicans, a high A affiliate of the Chicago Cubs. A native of Mexico, Mr. Aguirre is a prominent figure in the Hispanic community, recognized as one of the 100 Influentials by Hispanic Business Magazine and honored with the Hispanic Heritage Leadership Award by the NFL. Mr. Aguirre received a B.S. from Southern Illinois University Edwardsville.

We believe that Mr. Aguirre should serve as a member of the

Board due to his significant knowledge and experience in the areas of leadership, strategy, digital marketing, branding, and communications, as well as his extensive experience as a director of other publicly-traded companies.

Mr. Alves, 65, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the board of directors of the Bank since January 2017. He served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group from 2009 to 2012. Prior thereto, Mr. Alves held various positions at Sprint Corporation, including President, Sales and Distribution, from 2008 to 2009; President, South Region, from 2006 to 2008; Senior Vice President, Enterprise Markets, from 2005 to 2006; and President, Strategic Markets, from 2003 to 2005. Between 2002 and 2003, he served as President and Chief Operating Officer of Centennial Communications Corporation and from 2000 to 2001 served as President and CEO of PointOne Telecommunications, Inc. Mr. Alves currently serves on the boards of directors of Assurant, Inc., a publicly-traded global provider of risk management products and services; Yum! Brands, Inc., a company that develops, operates, franchises, and licenses a system of quick-service restaurants; and International Game Technology PLC, a manufacturer and distributor of microprocessor-based gaming and video lottery products and software systems. He previously served on the boards of directors of GTECH Holdings Corporation from 2005 to 2006, Herman Miller, Inc. from 2008 to 2010 and International Game Technology Inc. from 2010 to 2015. In 2017, Savoy magazine recognized Mr. Alves among Savoy’s 2017 Most Influential Black Corporate Directors. Mr. Alves received a B.S. in Industrial and Labor Relations and a J.D. from Cornell University.

We believe that Mr. Alves should serve as a member of the Board due to his executive management and leadership experience, including leadership roles with technology companies, his extensive background in sales, his financial expertise and his experience with strategic and business development. He also has experience with strategic corporate transactions, including mergers and acquisitions. The Board has determined that Mr. Alves qualifies as an “audit committee financial expert” as defined in Item 407(d) (5) of Regulation S-K.

Synchrony  •  2020 Annual Meeting and Proxy Statement        17

CORPORATE GOVERNANCE

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Coviello, 66, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the board of directors of the Bank since January 2017. Since 2015 he has been an independent cyber security consultant. He served as Executive Vice President of EMC Corporation, a cloud computing and information security company, and Executive Chairman of RSA Security, Inc. (“RSA”), the Security Division of EMC Corporation and a provider of security, risk and compliance solutions, from 2011 to 2015, after serving as Executive Vice President and President of RSA from 2006 to 2011. Prior thereto, Mr. Coviello held various executive positions at RSA, including President and CEO from 2000 to 2006, and President from 1999 to 2000. Prior to RSA, he had extensive financial and operating management expertise in several technology companies. Mr. Coviello currently serves on the boards of directors of Tenable Holdings, Inc., a provider of Cyber Exposure solutions, which is a discipline for managing and measuring cyber security risk; and three private companies, ZeroNorth, a software and infrastructure security company that is the security industry’s first provider of orchestrated risk management; Capsule8, a security software platform for Linux, containers and micro-services; SecZetta, a provider of identity management software for governing and managing third party risk; and Bugcrowd, Inc., which uses tens of thousands of independent researchers to assist its customers in finding security vulnerabilities in their software. Mr. Coviello previously served on the boards of directors of EnerNOC, Inc., Gigamon, Inc., AtHoc, RSA, Sana Security, Inc. and Cylance, Inc. He received a B.B.A. in Accounting from the University of Massachusetts.

We believe that Mr. Coviello should serve as a member of the Board due to his leadership experience, including as CEO of a publicly-traded company, his extensive financial expertise and accounting background and his considerable experience in technology and cyber security.

Mr. Graylin, 51, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has been Chairman and CEO of OV Loop, Inc., an Omni Commerce company with 1-Tap or Handsfree Messaging & Payments on virtually any device, anywhere, since 2018. He is also Executive Chairman and CEO of Indigo Technologies, Inc., a provider of breakthrough Ultra-Efficient EV & Energy Management technologies. Prior thereto, Mr. Graylin was Global Co-General Manager of Samsung Pay, the mobile payment platform of Samsung Electronics America, Inc., from February 2015 to April 2018. From 2012 to 2015, he was Founder and CEO of LoopPay, Inc., a mobile payment company; from 2007 to 2012, he was Founder and CEO of Roam Data, Inc., a developer of mobile point of sale software; from 2002 to 2007, he was Founder, Chairman and CEO of Way Systems, Inc.; and from 2000 to 2001, he was Founder and CEO of Entitlenet, Inc. Mr. Graylin served in the United States Navy as a Nuclear Submarine Officer from 1992 to 1998. He currently serves on the boards of directors of several privately held high-tech startups including: People Power, Inc., an IoT (internet of things) services company managed by artificial intelligence for home automation, security and senior care; PayFi, Inc., a real-time payment company; and Global Unites, a non-profit organization training and equipping youths on conflict transformation and reconciliation in 15 countries. Mr. Graylin is currently a Connection Science Fellow with MIT’s Media Lab, where he teaches part time on FinTech and Entrepreneurship. He received a B.S. in Electrical Engineering and Computer Science and a B.A. in Chinese Linguistics and Literature from the University of Washington; an M.B.A. from the Sloan School of Management, Massachusetts Institute of Technology; and an M.S. in Electrical Engineering and Computer Science from Massachusetts Institute of Technology.

We believe that Mr. Graylin should serve as a member of the Board due to his executive management and leadership experience, and his extensive background as an entrepreneur and innovator in technology.

      18        Synchrony  •  2020 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Guthrie, 66, joined our Board and the board of directors of the Bank in connection with our initial public offering in July 2014 (the “IPO”). From October 2017 to September 2018, Mr. Guthrie served as CEO of Renovate America, Inc., a privately-owned financial services company. From July 2005 to January 2012, Mr. Guthrie served as Executive Vice President, and from July 2005 to May 2011 as CFO of Discover Financial Services, Inc., a direct banking and payments company. From September 2000 to July 2004, he served as President and CEO of various businesses of Citigroup Inc., including CitiFinancial International from 2000 to 2004 and CitiCapital from 2000 to 2001. From April 1978 to September 2000, Mr. Guthrie served in various roles of increasing responsibility at Associates First Capital Corporation. Mr. Guthrie serves on the boards of directors of Mr. Cooper Group, Inc., an originator and servicer of real estate mortgage loans; OneMain Holdings, Inc., a financial services company; and Renovate America Inc. He previously served on the boards of directors of LifeLock, Inc. and Garrison Capital Inc. During his tenure with Discover Financial Services, Inc., he also served on the board of directors of Discover Bank. Mr. Guthrie received a B.A. in Economics from Hanover College and an M.B.A. from Drake University.

We believe that Mr. Guthrie should serve as a member of the Board due to his leadership experience, including as CFO of two publicly-traded companies and as a director of other publicly-traded companies, financial expertise and accounting background, risk management experience and extensive experience in consumer finance (including the private-label credit card industry), including more than 30 years of experience in finance and/or operating roles.

Mr. Hartnack, 74, joined our Board and the board of directors of the Bank in connection with the IPO in July 2014 and serves as the nonexecutive Chair of the Board. From April 2005 to February 2013, Mr. Hartnack served as Vice Chairman and Head, Consumer and Small Business Banking of U.S. Bancorp, a financial services holding company. From June 1991 to March 2005, Mr. Hartnack served in various leadership roles at Union Bank, N.A. (formerly known as Union Bank of California, N.A.), including Vice Chairman, Director and Head, Community Banking and Investment Services from 1999 to 2005. From June 1982 to May 1991, Mr. Hartnack served in various leadership roles at First Chicago Corporation, including Executive Vice President and Head, Community Banking. Mr. Hartnack previously served on the boards of directors of Federal Home Loan Mortgage Corporation, Mastercard International, Inc. (U.S. Region) and UnionBanCal Corporation. Mr. Hartnack received a B.A. in Economics from the University of California, Los Angeles, and an M.B.A. from Stanford University.

We believe that Mr. Hartnack should serve as a member of the Board due to his leadership experience and extensive background in consumer finance, banking and financial services regulatory matters that he accumulated over the course of a 40-year career in the banking industry.

Synchrony  •  2020 Annual Meeting and Proxy Statement        19

CORPORATE GOVERNANCE

Name and present position, if any, with the Company Age, period served as a director and other business experience

Mr. Naylor, 61, joined our Board and the board of directors of the Bank in connection with the IPO in July 2014. From February 2013 to April 2014, Mr. Naylor served as Senior Corporate Advisor of the TJX Companies, Inc., a retail company of apparel and home fashions. From January 2012 to February 2013, Mr. Naylor served as Senior Executive Vice President and CAO of the TJX Companies, Inc.; from February 2009 to January 2012, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; from June 2007 to February 2009, he served as its Senior Executive Vice President, Chief Administrative and Business Development Officer; from September 2006 to June 2007, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; and from February 2004 to September 2006, he served as its CFO. From September 2001 to January 2004, Mr. Naylor served as Senior Vice President and CFO of Big Lots, Inc. From September 2000 to September 2001, Mr. Naylor served as Senior Vice President, Chief Financial and Administrative Officer of Dade Behring, Inc. From November 1998 to September 2000, he served as Vice President, Controller of The Limited, Inc. Mr. Naylor serves on the boards of directors of three other public companies: Dollar Tree, Inc., an operator of discount variety stores; Wayfair, Inc., an e-commerce retailer of home furnishings and decor; and Emerald Expositions, a company that conducts business to business trade shows. He also serves on the board of directors of a private company: Save-A-Lot, a discount grocery retailer. Mr. Naylor received a B.A. in Economics and Political Science and an M.B.A. from the J.L. Kellogg Graduate School of Management, Northwestern University.

We believe that Mr. Naylor should serve as a member of the Board due to his executive management and leadership experience, including as CFO of a publicly-traded company and as a director of other publicly-traded companies, his extensive financial expertise and accounting background, and his considerable experience accumulated over the course of 25 years in the retail and consumer goods industries. The Board has determined that Mr. Naylor qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Ms. Richie, 61, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. Ms. Richi served as President of the Women’s National Basketball Association LLC, a professional sports league, from 2011 to 2015. From 2008 to 2011, Ms. Richie served as Chief Marketing Officer of Girl Scouts of the United States of America. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and member of the agency’s Operating and Diversity Advisory Boards. Ms. Richie is currently engaged by several Fortune 100 companies to advise c-suite executives on matters of personal leadership and corporate culture. She also serves on the board of directors of Bright Horizons, a publicly-traded provider of high-quality child care and early education. Ms. Richie has been recognized as one of the 25 Most Influential Women in Business by The Network Journal, one of the Most Influential African Americans in Sports by Black Enterprise and one of the Most Influential Black Corporate Directors by Savoy magazine. She is the recipient of numerous awards including Sports Business Journal’s Game Changer Award and Ebony magazine’s Outstanding Women in Marketing and Communications Award. Ms. Richie received a B.A. in Policy Studies from Dartmouth College. Ms. Richie is a former Trustee of the Naismith Basketball Hall of

Fame; she was named a Charter Trustee of her alma mater in 2012; and she became Chair of the Board of Trustees of Dartmouth College in 2017.

    20        Synchrony  •  2020 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

Name and present position, if any, with the Company Age, period served as a director and other business experience

Senator Snowe, 73, has been a director since November 2015 and was a non-voting Board observer from January 2015 to November 2015. She has also been a member of the board of directors of the Bank since January 2017. She is currently Chairman and CEO of Olympia Snowe, LLC, a policy and communications consulting firm, and a senior fellow at the Bipartisan Policy Center, a non-profit organization focused on national policy solutions, where she is also a member of the board, a senior fellow, and co-chairs its Commission on Political Reform. Senator Snowe currently serves on the board of directors of T. Rowe Price Group, Inc., a financial services company, and she previously served on the board of directors of Aetna, Inc., a diversified healthcare benefits company. Senator Snowe served in the U.S. Senate from 1995–2013, and as a member of the U.S. House of Representatives from 1979–1995. While in the U.S. Senate, she served as Chair and was the ranking member of the Senate Committee on Small Business and Entrepreneurship, and served on the Senate Finance Committee, the Senate Intelligence Committee, and the Senate Commerce Science and Technology Committee. She also served as Chair of the Subcommittee on Seapower for the Senate Armed Services Committee. Senator Snowe received recognition from the National Association of Corporate Directors as an NACD Directorship 100 “Class of 2015.” Senator Snowe received a B.A. in political science from the University of Maine and has received honorary doctorate degrees from many colleges and universities.

We believe that Senator Snowe should serve as a member of the Board due to her broad range of valuable leadership and public policy experience, including more than 30 years as an elected member of the U.S. Congress. Her experiences provide her with an extensive background handling complex issues, including budget and fiscal responsibility, economic, tax and regulatory policy, and healthcare policy.

Ms. Zane, 68, has been a director since February 2019 and was a non-voting Board observer from October 2018 to February 2019. She currently serves as CEO Emeritus and Vice Chair of the board of trustees at Tufts Medical Center and the Floating Hospital for Children, and from 2004 to 2011, she served as its President and CEO. From 1994 to 2004, Ms. Zane served as Network President for Partners Healthcare System, a physician/hospital network sponsored by the Harvard affiliated Massachusetts General Hospital and Brigham and Women’s Hospital. Prior to 2004, Ms. Zane served as the CEO of Quincy Hospital. Ms. Zane serves on the boards of directors of Boston Scientific Corporation, a manufacturer of medical devices; Brooks Automation, a provider of automation, vacuum and instrumentation equipment for multiple markets, including semiconductor manufacturing, technology device manufacturing, and life sciences; and Haemonetics Corporation, a global provider of blood and plasma supplies and services. Ms. Zane received a Bachelor of Arts from George Washington University and a Master of Arts from Catholic University of America. She has an Advanced Professional Director Certification from the American College of Corporate Directors and she holds the following honorary degrees: Doctorate of Humane Letters from University of Massachusetts – Dartmouth; Doctorate of Commercial Science from Bentley University; Doctorate of Business Administration from Stonehill College; and Doctorate of Humane Letters from Curry College.

We believe that Ms. Zane should serve as a member of the Board due to her executive experience in the healthcare industry, including as the CEO of a large medical center, in addition to her financial expertise and substantial experience as a director at other public companies. The Board has determined that Ms. Zane qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Synchrony  •  2020 Annual Meeting and Proxy Statement        21

CORPORATE GOVERNANCE

QUALIFICATIONS OF DIRECTORS

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company will endeavor to have a Board representing a range of experience at policy-making levels in areas that are relevant to the Company’s activities. Although the Board does not have a specific diversity policy, the Nominating and Corporate Governance Committee takes into account a candidate’s ability to contribute to the diversity on the Board. It considers each candidate’s and the existing Board members’ race, ethnicity, gender, age, cultural background and professional experience. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Our Governance Principles maintain that directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board, and other directors should not serve on more than three boards of public companies in addition to the Company’s Board.

Pursuant to our Company’s Governance Principles, when a director’s principal occupation or job responsibilities change significantly during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation. The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach the mandatory retirement age. The Nominating and Corporate Governance Committee will evaluate each director in connection with his or her renomination for election at each annual meeting of stockholders. Except in special circumstances, directors will not be nominated for election to the Board after their 75th birthday.

PROCESS FOR REVIEWING, IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

The Nominating and Corporate Governance Committee is responsible for reviewing, identifying, evaluating and recommending director nominees to the Board after considering the qualifications described above and set forth in the Company’s Governance Principles. Upon recommendation of the Nominating and Corporate Governance Committee, the Board proposes a slate of nominees to the stockholders for election to the Board. Between annual stockholder meetings, the Board may fill vacancies and newly created directorships on the Board with directors who will serve until the next annual meeting.

Other stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and other supporting information required under our Bylaws to: Corporate Secretary, Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902. The Nominating and Corporate Governance Committee will apply the same standards in considering director candidates recommended by stockholders that it applies to other candidates. In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also, pursuant to procedures established in our Bylaws, directly nominate one or more director candidates to stand for election by the stockholders. For information on how to nominate a person for election as a director at the 2021 Annual Meeting of Stockholders, including through the proxy access right to include such nominees in the Company’s proxy materials, please see the discussion under the heading “Additional Information— Stockholder Proposals for the 2021 Annual Meeting.”

    22        Synchrony  •  2020 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board consist of the Audit Committee, the Nominating and Corporate Governance Committee, the MDCC, the Risk Committee, and the Technology Committee. The duties and responsibilities of these standing committees are set forth below. The Board may also establish various other committees to assist it in its responsibilities. Our Board has adopted charters for each of its standing committees. Copies of the committees’ charters are available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.” Each of the standing committees reports to the Board as it deems appropriate and as the Board requests.

Committees	Members	Primary Responsibilities	# of Meetings in 2019

Audit	Mr. Naylor (Chair) Mr. Alves Senator Snowe Ms. Zane	• Selecting, evaluating, compensating and overseeing the independent registered public accounting firm	11

• Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

		• Reviewing the audit plan, changes in the audit plan, the nature, timing, scope and results of the audit, and any audit problems or difficulties and management’s response

		• Overseeing our financial reporting activities, including our annual report, and accounting standards and principles followed (including any significant changes in such standards and principles)

• Reviewing and discussing with management and the independent auditor, as appropriate, the effectiveness of the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures

		• Reviewing our major financial risk exposures, the Company’s risk assessment and risk management practices and the guidelines, policies and processes for risk assessment and risk management

• In conjunction with the Risk Committee, overseeing our risk guidelines and policies relating to financial statements, financial systems, financial reporting processes, compliance and auditing, and allowance for loan losses

		• Approving audit and non-audit services provided by the independent registered public accounting firm

• Meeting with management and the independent registered public accounting firm to review and discuss our financial statements, any critical audit matters (CAMs) and other matters required to be reviewed under applicable legal, regulatory or NYSE requirements

		• Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters

		• Approving the appointment of, evaluating and, when appropriate, approving the replacement of the Chief Audit Executive

		• Overseeing our internal audit function, including reviewing its organization, performance and audit findings, and reviewing our disclosure and internal controls

		• Overseeing the Company’s compliance with legal, ethical and regulatory requirements (other than those assigned to other committees of the Board) and related processes and programs

Synchrony  •  2020 Annual Meeting and Proxy Statement        23

CORPORATE GOVERNANCE

Committees	Members	Primary Responsibilities	# of Meetings in 2019

Nominating and Corporate Governance	Senator Snowe (Chair) Mr. Aguirre Ms. Richie

•  Developing, and recommending to our Board for approval, qualifications for director candidates, taking into account applicable regulatory or legal requirements regarding experience, expertise or other qualifications for service on certain of our Board’s committees

•  Considering potential director nominees properly recommended by the Company’s stockholders, leading the search for other individuals qualified to become members of the Board, recommending to our Board for approval the director nominees to be presented for stockholder approval at the annual meeting, and recommending to the Board nominations for any vacancies that may arise on the Board prior to the annual meeting

8

• Reviewing and making recommendations to our Board with respect to the Board’s leadership structure and the size and composition of the Board and the Board committees

• Developing and annually reviewing our corporate governance principles, including guidelines for determining the independence of directors

• Annually reviewing director compensation and benefits

•  Developing and recommending to the Board for its approval an annual self-evaluation process of the Board and the Board’s committees and overseeing the annual self-evaluation of our Board and its committees

•  Reviewing and, if appropriate, approving or ratifying any “transaction” between the Company and a “related person” required to be disclosed under Securities and Exchange Commission (“SEC”) rules and annually reviewing the use and effectiveness of such policy

• Reviewing our policies and procedures with respect to political spending

• Reviewing actions in furtherance of our corporate, environmental and social responsibility

• Reviewing and resolving any conflicts of interest involving directors or executive officers

• Overseeing the risks, if any, related to our corporate governance structure and practices

• Identifying and discussing with management the risks, if any, related to our environmental and social responsibility actions and public policy initiatives

    24        Synchrony  •  2020 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

Committees	Members	Primary Responsibilities	# of Meetings in 2019

Management Development and Compensation	Mr. Hartnack (Chair) Mr. Aguirre Mr. Naylor Ms. Richie	• Assisting our Board in developing and evaluating potential candidates for executive positions, including the CEO, and overseeing our management resources, structure, succession planning, development and selection process • Evaluating the CEO’s performance and approving and, where required, recommending for approval by the independent members of our Board, the CEO’s annual compensation, including salary, bonus and equity and non-equity incentive compensation	6

•  Evaluating the performance of other senior executives and approving and, where required, recommending for approval by our Board, each senior executive’s annual compensation, including salary, bonus and equity and non-equity incentive compensation, in each case, based on initial recommendations from the CEO

•  Reviewing and overseeing incentive compensation arrangements with a view to appropriately balancing risk and financial results in a manner that does not encourage employees to expose us or any of our subsidiaries to imprudent risks, and are consistent with safety and soundness, and reviewing (with input from our Chief Risk Officer (“CRO”) and the CRO of the Bank) the relationship among risk management policies and practices, corporate strategies and senior executive compensation

		• Reviewing and overseeing equity incentive plans and other stock-based plans

Synchrony  •  2020 Annual Meeting and Proxy Statement        25

CORPORATE GOVERNANCE

Committees	Members	Primary Responsibilities	# of Meetings in 2019

Risk	Mr. Guthrie (Chair) Mr. Coviello Mr. Graylin	• Assisting our Board in its oversight of our enterprise-wide risk management framework, including as it relates to credit, investment, market, liquidity, operational (including cyber security), compliance and strategic risks	7

•  Reviewing and, at least annually, approving our risk governance framework, and our risk assessment and risk management practices, guidelines and policies, including significant policies that management uses to manage credit and investment, market, liquidity, operational, compliance and strategic risks

•  Reviewing and, at least annually, recommending to our Board for approval, our enterprise-wide risk appetite, including our liquidity risk tolerance, and reviewing and approving our strategy relating to managing key risks and other policies on the establishment of risk limits as well as the guidelines and policies for monitoring and mitigating such risks

		• Meeting separately, at least quarterly, with our CRO and the Bank’s CRO to discuss the Company’s risk assessment and risk management practices and related guidelines and policies

		• Receiving periodic reports from management on the metrics used to measure, monitor and manage known and emerging risks, including management’s view on acceptable and appropriate levels of exposure

•  Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

•  Reviewing and approving, at least annually, the Company’s enterprise-wide capital and liquidity framework (including our contingency funding plan) for addressing liquidity needs during liquidity stress events

•  Reviewing, at least quarterly, in coordination with the Bank’s Risk Committee, the Company’s allowance for loan losses methodology, liquidity, risk appetite, regulatory capital and ratios, and internal capital adequacy assessment processes and our annual capital plan and the Bank’s resolution plan

		• Reviewing, at least quarterly, information provided by senior management to determine whether we are operating within our established risk appetite

		• Reviewing the status of financial services regulatory examinations

		• Reviewing the independence, authority and effectiveness of our risk management function and independent liquidity review function

		• Approving the appointment of, evaluating and, when appropriate, approving the replacement of the CRO

		• Reviewing the disclosure regarding risk contained in our annual and quarterly reports filed with the SEC

    26        Synchrony  •  2020 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

Committees	Members	Primary Responsibilities	# of Meetings in 2019

Technology Committee	Mr. Coviello (Chair)	• Reviewing and making recommendations to the Board on major strategies and other subjects relating to technology	2
	Mr. Alves Mr. Graylin Ms. Zane

•  Reviewing the Company’s approach to technology-related innovation, including the Company’s competitive position and relevant trends in technology and innovation

•  Reviewing the technology development process to assure ongoing business growth

		• Providing a forum for dialogue on existing and emerging technologies which present opportunities or threats to the Company’s strategic agenda

AUDIT COMMITTEE

The Board has determined that each of Mr. Naylor, Mr. Alves and Ms. Zane qualifies as an “audit committee financial expert” as defined in Item 407(d) (5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Each of Mr. Hartnack, Mr. Aguirre, Mr. Naylor and Ms. Richie qualifies as “outside directors” within the meaning of Section 162(m) (“Section 162(m)”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act).

Synchrony  •  2020 Annual Meeting and Proxy Statement        27

CORPORATE GOVERNANCE

BOARD OF DIRECTORS’ LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board is led by our non-executive Chair, Mr. Hartnack. We believe that having an independent director serve as the non-executive Chair of the Board is in the best interests of our stockholders. The separation of roles allows our Chair to focus on the organization and effectiveness of the Board. At the same time, it allows our CEO to focus on executing our strategy and managing our operations, performance and risks.

We manage enterprise risk using an integrated framework that includes Board-level oversight, administration by a group of cross-functional management committees, and day-to-day implementation by a dedicated risk management team led by the CRO. The Board (with input from the Risk Committee) is responsible for approving the Company’s enterprise-wide risk appetite statement and framework, as well as certain other risk management policies, and oversees the Company’s strategic plan and enterprise-wide risk management program.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s responses to those risks. During these discussions, the CEO, the CFO, the CRO, the General Counsel and other members of senior management present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. The Board has also delegated certain of its risk oversight responsibilities to its committees.

The Risk Committee of the Board has responsibility for the oversight of the risk management program, and the three other board committees have other oversight roles with respect to risk management within their respective oversight areas. Several management committees and subcommittees have important roles and responsibilities in administering the risk management program. This committee-focused governance structure provides a forum through which risk expertise is applied cross-functionally to all major decisions, including development of policies, processes and controls used by the CRO and risk management team to execute our risk management philosophy. The enterprise risk management philosophy is to ensure that all relevant risks are appropriately identified, measured, monitored and controlled. The approach in executing this philosophy focuses on leveraging risk expertise to drive enterprise risk management using a strong governance framework structure, a comprehensive enterprise risk assessment program and an effective risk appetite framework.

Responsibility for risk management flows to individuals and entities throughout our Company, including the Board, various Board and management committees and senior management. The corporate culture and values, in conjunction with the risk management accountability incorporated into the integrated Enterprise Risk Government Framework, which includes a governance structure and three distinct “Lines of Defense” (as further described below), has facilitated, and will continue to facilitate, the evolution of an effective risk management presence across the Company.

The “First Line of Defense” is comprised of the business areas whose day-to-day activities involve decision-making and associated risk taking for the Company. As the business owner, the first line is responsible for identifying, assessing, managing and controlling that risk, and for mitigating our overall risk exposure. The first line formulates strategy and operates within the risk appetite and risk governance framework. The “Second Line of Defense,” also known as the independent risk management organization, provides oversight of first line risk taking and management. The second line assists in determining risk capacity, risk appetite, and the strategies, policies and structure for managing risks. The second line owns the risk governance framework. The “Third Line of Defense” is comprised of Internal Audit. The third line provides independent and objective assurance to senior management and to the Board and Audit Committee that first and second line risk management and internal control systems and its governance processes are well-designed and working as intended.

ATTENDANCE AT MEETINGS

It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, and meetings of the Board and Board committees of which he or she is a member.

In 2019, the Board held nine meetings, including regularly scheduled and special meetings. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods for which he or she has served). All directors attended the 2019 Annual Meeting of Stockholders.

    28        Synchrony  •  2020 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

MEETINGS OF NON-MANAGEMENT AND INDEPENDENT DIRECTORS

In accordance with our Governance Principles, at the conclusion of every Board meeting, the independent directors have an executive session without any non-independent directors present. The Chair of the Board, Mr. Hartnack, presides at executive sessions. During executive sessions, the independent directors have complete access to Company personnel as they may request.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and any interested parties who would like to communicate with the Board or its committees may do so by writing to them via the Company’s Corporate Secretary by email at corporate.secretary@ synchronyfinancial.com or by mail at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by leaving a voicemail message at (800) 275-3301.

All communications directed to the Board, the Chair of the Board or any other members of the Board are initially reviewed by the Company’s Ombuds Leader. Any communications that allege or report fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters are immediately forwarded to the Chair of the Audit Committee, the General Counsel and the Chief Audit Executive, and after consultation with the Chair of the Audit Committee, may be sent to the other members of the Audit Committee. Any communications that raise legal, ethical or compliance concerns about the Company’s policies or practices are immediately forwarded to the General Counsel and the Chief Compliance Officer. The Chair of the Board is advised promptly of any such communication that alleges misconduct on the part of the Company’s management or raises legal, ethical or compliance concerns about the Company’s policies or practices and that the General Counsel or the Chief Compliance Officer believes may be credible, and after consultation with the Chair of the Board, such communication may be reported to the other members of the Board or to a committee of the Board.

Typically, the Ombuds Leader will not forward to the Company’s directors communications from stockholders or other communications that are of a personal nature or not related to the duties and responsibilities of the Board, including: junk mail and mass mailings; routine customer service complaints; human resources matters; service suggestions; resumes and other forms of job inquiries; opinion surveys and polls; business solicitations; or advertisements.

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to anyone who works for or represents Synchrony, including all directors, officers and employees. A copy of this code is available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.” If we make any substantive amendments to this code or grant any waiver from a provision to our CEO, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

GOVERNANCE PRINCIPLES

Our Governance Principles provide the framework for the governance of the Company. The Nominating and Corporate Governance Committee is responsible for developing and implementing our Governance Principles, periodically reviewing such Governance Principles and recommending any proposed changes to the Board for approval. A copy of our Governance Principles is available on our website at http://investors. synchrony.com under “Corporate Governance.”

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s MDCC are Mr. Hartnack, Mr. Aguirre, Mr. Naylor and Ms. Richie. None of Mr. Hartnack, Mr. Aguirre, Mr. Naylor and Ms. Richie was, during 2019 or previously, an officer or employee of the Company or any of its subsidiaries. During 2019, there were no compensation committee interlocks required to be disclosed. In addition, no member of the MDCC had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Synchrony  •  2020 Annual Meeting and Proxy Statement        29

COMPENSATION MATTERS

COMPENSATION MATTERS

ITEM 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement on pages 33-58 (the “Say-on-Pay Vote”). Although the voting results are not binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters, and the Company’s MDCC will consider the voting results when evaluating our executive compensation program. Consistent with the direction of our stockholders at our 2015 annual meeting, the Say-on-Pay Vote is held on an annual basis until the next non-binding stockholder vote on the frequency with which the Say-on-Pay Vote should be held in 2021.

We believe that our executive compensation program aligns the interests of the Company’s executives and other key employees with those of the Company and its stockholders. The program is intended to attract, retain and motivate high-caliber executive talent to enable the Company to maximize operational efficiency and long-term profitability. The program is also designed to differentiate compensation based upon individual contribution, performance and experience.

WE ASK FOR YOUR ADVISORY APPROVAL OF THE FOLLOWING RESOLUTION:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to Synchrony Financial’s named executive officers, as described in this proxy statement on pages 33-58.”

MANAGEMENT

The following table sets forth certain information concerning our executive officers (other than Ms. Keane): Alberto Casellas, Brian D. Doubles, Henry F. Greig, Neeraj Mehta, David P. Melito, Jonathan S. Mothner, Thomas M. Quindlen, Brian J. Wenzel Sr. and Paul Whynott. For information concerning Ms. Keane, see “Corporate Governance—Election of Directors.”

Name and present position with the Company	Age, period served in present position and other business experience
Alberto Casellas Executive Vice President, CEO—CareCredit

Mr. Casellas, 53, has been the CEO of our CareCredit platform since January 2019. He previously served as our Executive Vice President and Chief Customer Engagement Officer from November 2016 to December 2018 and as our Senior Vice President, Retail Card Client Initiatives Group from March 2014 to November 2016. Mr. Casellas joined GE in 1990 and held various leadership roles of increasing responsibility in sales, operations, and P&L including Vice President & General Manager, Retail Card Portfolios, leading several client relationships out of the San Francisco Bay Area from 2004 to 2014; Site Operations Leader in Charlotte, NC under GE Capital’s Consumer Finance from 2002 to 2004; Leader of the e-Business initiative for GE Structured Services from 1999 to 2002; and General Manager, GE Supply South America Operations in Sao Paulo, Brazil and Buenos Aires, Argentina from 1997 to 1999. Mr. Casellas serves on the Board of Directors of Domus Kids, a Stamford, CT non-profit organization that helps thousands of the Stamford area’s most vulnerable youth experience success. He is also the Executive Sponsor of Synchrony’s Hispanic Network. Mr. Casellas received a B.A. in Economics from Yale University.

    30        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

Name and present position with the Company	Age, period served in present position and other business experience

Brian D. Doubles President

Mr. Doubles, 44, has been our President since May 2019. He has also been a member of the board of directors of the Bank since 2009. Mr. Doubles previously served as our Executive Vice President and CFO from February 2014 to April 2019 and as CFO of GE’s North American retail finance business from January 2009 to February 2014. From July 2008 to January 2009, Mr. Doubles served as Vice President of Financial Planning and Analysis of GE’s global consumer finance business. From March 2007 to July 2008, Mr. Doubles led the wind-down of GE’s U.S. mortgage business as CFO and subsequently as CEO. From May 2006 to March 2007, Mr. Doubles served as Vice President of Financial Planning and Analysis of GE’s North American retail finance business. From January 2001 to May 2006, Mr. Doubles served in roles of increasing responsibility for GE’s internal audit staff. From February 1998 to January 2001, Mr. Doubles held various roles as part of a General Electric Company (“GE”) management leadership program. Mr. Doubles received a B.S. in Engineering from Michigan State University.

Henry F. Greig Executive Vice President, Chief Credit Officer and Capital Management Leader

Mr. Greig, 57, has been our Executive Vice President, Chief Credit Officer and Capital Management Leader since April 2017. He previously served as our Executive Vice President and CRO from February 2014 to April 2017. Mr. Greig served as CRO of GE’s North American retail finance business from October 2010 to February 2014, and the Bank from May 2011 to April 2017. Mr. Greig was also a member of the board of directors of the Bank from 2011 to January 2016. From June 2004 to October 2010, Mr. Greig served as CRO of the Retail Card platform of GE’s North American retail finance business. From December 2002 to June 2004, Mr. Greig served as Vice President of Risk for GE’s North American retail finance business. From June 2000 to December 2002, Mr. Greig served as Vice President of Information & Customer Marketing of GE’s North American retail finance business. Prior to that, Mr. Greig served in various business and risk positions with affiliates of GE. Mr. Greig received an A.B. in Mathematics from Bowdoin College and an M.S. in Applied Mathematics from Rensselaer Polytechnic Institute.

Neeraj Mehta Executive Vice President, CEO—Payment Solutions and Chief Commercial Officer

Mr. Mehta, 49, has been Executive Vice President and CEO of our Payment Solutions platform and our Chief Commercial Officer since January 2018. He previously served as our Executive Vice President of Business Strategy and Development from January 2015 to December 2017. From January 2012 to December 2014, Mr. Mehta served as President and CEO of GE Capital, Commercial Distribution Finance. From January 2008 to December 2011, Mr. Mehta served as President and CEO of GE Capital, Bank Loan Group and Managing Director of GE Capital Europe, Bank Loans. Mr. Mehta joined GE in 1996 where he held numerous executive roles. Mr. Mehta received a B.A. in Social Ecology from the University of California, Irvine and an M.B.A. in Finance and Accounting from Syracuse University.

David P. Melito Senior Vice President, Chief Accounting Officer and Controller

Mr. Melito, 54, has been our Senior Vice President, Chief Accounting Officer and Controller since February 2014 and has served as Controller for GE’s North American retail finance business since March 2009. From January 2008 to March 2009, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Aviation Services. From January 2001 to January 2008, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Commercial Finance. Prior to that, Mr. Melito worked in public accounting. Mr. Melito received a B.A. in Accounting from Queens College, City University of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Jonathan S. Mothner Executive Vice President, General Counsel and Secretary

Mr. Mothner, 56, has been our Executive Vice President, General Counsel and Secretary since February 2014 and has served as General Counsel for GE’s North American retail finance business since January 2009 and the Bank since September 2011. From December 2005 to July 2009, Mr. Mothner served as Chief Litigation Counsel and Chief Compliance Officer of GE’s global consumer finance business. From June 2004 to December 2005, Mr. Mothner served as Chief Litigation Counsel and head of the Litigation Center of Excellence of GE Commercial Finance. From May 2000 to June 2004, Mr. Mothner served as Litigation Counsel of GE’s global consumer finance business. Prior to joining GECC, Mr. Mothner served in various legal roles in the U.S. Department of Justice and a private law firm. Mr. Mothner received a B.A. in Economics from Hobart College and a J.D. from New York University School of Law.

Synchrony  •  2020 Annual Meeting and Proxy Statement        31

COMPENSATION MATTERS

Name and present position with the Company	Age, period served in present position and other business experience

Thomas M. Quindlen Executive Vice President and CEO—Retail Card

Mr. Quindlen, 57, has been our Executive Vice President and CEO of our Retail Card platform since February 2014 and has served as Vice President of the Retail Card platform for GE’s North American retail finance business since December 2013. From January 2009 to December 2013, Mr. Quindlen served as Vice President and CEO of GECC Corporate Finance. From November 2005 to January 2009, Mr. Quindlen served as President of GECC Corporate Lending, North America. From March 2005 to November 2005, Mr. Quindlen served as Vice President and CEO of GECC Commercial Financial Services. From May 2002 to March 2005, Mr. Quindlen served as President and CEO of GECC Franchise Finance. From September 2001 to May 2002, Mr. Quindlen served as Senior Vice President of GECC Global Six Sigma for Commercial Equipment Financing. Prior to that, Mr. Quindlen served in various sales, marketing, business development and financial positions with GE affiliates. Mr. Quindlen received a B.S. in Accounting from Villanova University.

Brian J. Wenzel Sr. Executive Vice President, Chief Financial Officer

Mr. Wenzel, 52, has been our Chief Financial Officer since May 2019. Prior to that he served as SVP and Deputy Chief Financial Officer from April 2018 to April 2019 and as Chief Financial Officer for our Retail Card platform from September 1998 to April 2018. Earlier in his career, Mr. Wenzel held Chief Financial Officer roles in Business Development, Growth & Investments for Synchrony and for GE’s Treasury & Global Funding Operation. He was also an Assistant Controller for GE’s Consumer North American Finance Business. Prior to GE, Mr. Wenzel worked at PricewaterhouseCoopers from 1989 to 1993 and held various roles in a start-up healthcare venture from 1993 to 1998. Mr. Wenzel received a B.S. from Marist College and is a CPA.

Paul Whynott Executive Vice President, Chief Risk Officer

Mr. Whynott, 49, has been our Executive Vice President and CRO since April 2017. From May 2014 to April 2017, Mr. Whynott served as our Executive Vice President and Chief Regulatory Officer. Prior to joining Synchrony Financial, Mr. Whynott served as Senior Supervisory Officer, Financial Institution Supervision Group at the Federal Reserve Bank of New York from April 2011 to May 2014 and he held various leadership positions of increasing responsibility from August 1992 to May 2014. Mr. Whynott received a B.A. in Economics from Connecticut College and an M.B.A. in Finance from the Columbia School of Business, Columbia University.

    32        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

NAMED EXECUTIVE OFFICER PROMOTIONS FOR 2019

On May 2, 2019, the Board unanimously appointed Brian D. Doubles as President to bring a greater focus to accelerating growth and diversification—including business strategy, venture investments, M&A, data analytics, customer experience, marketing, the expansion of Synchrony's direct to consumer banking and products strategy. As part of our planned succession, the Board also unanimously appointed Brian J. Wenzel, Sr. as Executive Vice President and CFO of the Company.

OUR NAMED EXECUTIVE OFFICERS

The executive officers whose compensation we discuss in this Compensation Discussion and Analysis and whom we refer to as our named executive officers ("NEOs") are Margaret M. Keane, CEO (former President and CEO); Brian D. Doubles, President (former Executive Vice President, CFO); Brian J. Wenzel, Sr., Executive Vice President, CFO (former Deputy CFO); Henry F. Greig, Executive Vice President, Chief Credit Officer and Capital Management Leader; Neeraj Mehta, Executive Vice President, CEO—Payment Solutions and Chief Commercial Officer; and Thomas M. Quindlen, Executive Vice President and CEO—Retail Card.

BUSINESS AND STRATEGIC UPDATES

2019 marked another year of significant transformation for Synchrony. Across all of our sales platforms, we renewed more than 50 existing partnerships and signed 30 new business deals. In Retail Card, we continued to diversify our portfolio by adding new digital partners, including Venmo, a large social mobile payment service, and in early 2020, announcing a new partnership with Verizon. In Payment Solutions, we continued to expand our Synchrony Home and Synchrony Car Care networks. In CareCredit, we continued to work on broader acceptance and further expansion of the network, with an emphasis on health systems. With the recent addition of Kaiser Permanente, we now have five health systems under contract.

We significantly enhanced the digital experience for cardholders, and substantially grew our direct-to-consumer deposit platform. We made significant investments in people and technology that have propelled the company forward by enabling the development of innovative offerings for our partners and enhancing our capabilities and the user experiences for our cardholders.

FISCAL YEAR 2019 FINANCIAL PERFORMANCE HIGHLIGHTS

- $3.7 billion Net Earnings
- $5.56 Diluted Earnings Per Share
- Returned $4.2 billion in capital to stockholders ($3.6 billion in share repurchases and $0.6 billion in dividends)
- Industry leading Efficiency Ratio* of 31.9%
- Better 2019 Return on Assets than two out of three direct peers**
- Increased Deposits to $65.1 billion, now 77% of total funding

* For Synchrony, Efficiency Ratio represents (i) other expense, divided by (ii) net interest income, after retailer share arrangements, plus other income.

** Direct peers include American Express Company, Capital One Financial Corporation and Discover Financial Services.

STRONG NET EARNINGS

$3.7B

SALES FINANCED

$149B

RETURNED CAPITAL TO STOCKHOLDERS

$4.2B

Synchrony  •  2020 Annual Meeting and Proxy Statement        33

COMPENSATION MATTERS

2019 SAY-ON-PAY ADVISORY VOTE AND STAKEHOLDER

ENGAGEMENT ON EXECUTIVE COMPENSATION

At our 2019 annual meeting of stockholders, our investors supported the compensation for our named executive officers with over 90% of the votes approving the advisory say-on-pay item. Our MDCC considers the results of our say-on-pay advisory vote as part of its review of our overall compensation programs and policies. As part of our regular engagement with stakeholders regarding our compensation program, in 2018 and 2019, we reached out to our top 30 stockholders representing over 60% of our outstanding shares and had conversations with all stockholders who expressed interest in meeting with us. We also engaged with proxy advisory firms and sought regulatory perspectives. Richard Hartnack, Chair of the Board and Chair of the MDCC, participated in many of the meetings with stockholders, and feedback received was regularly shared and discussed with our full Board. The MDCC considered several potential changes to the compensation program and discussed them with the full Board and with investors during our stakeholder engagement. Following these helpful dialogues and the MDCC’s own discussions, a number of actions were taken over the last two years, several of which are highlighted below.

AREAS OF FOCUS	ACTIONS WE TOOK

Emphasize Alignment of Pay for Performance

•  Added a TSR modifier to our long-term PSU program beginning with grants in 2019 that are linked to stockholder returns relative to peers over the 2019–2021 performance period

•  Increased the weight of Net Earnings in our annual cash incentive awards under the AIP (1/3 in 2017, 45% in 2018 and 50% in 2019)

Add Transparency to Disclosure

•  Enhanced disclosure of our pay metrics, providing minimum, target and maximum funding goals for both our annual cash incentive awards under the AIP and the 2017–2019 PSUs

•  Disclosed philosophy to target median pay with additional consideration based on the size, scope and impact of the executive’s role, market data, leadership skills, length of service and individual performance and contributions

Encourage Long-Term Performance and Other Best Practices

•  Clarified minimum vesting period of twelve months for equity grants

•  Changed the calculation of the severance payments to the CEO and other NEOs under the Change in Control Severance Plan to include average bonus paid for the three prior years instead of the current target to reflect a more representative amount

    34        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

MIX OF PAY

A majority of our NEOs’ compensation is performance-based and therefore at risk. The only fixed compensation paid is base salary, which represents approximately 10% of the CEO’s total direct compensation and no more than 25% of the other NEOs’ total direct compensation.

Below we illustrate the 2019 mix of direct pay for our CEO and CFO and the pay trend of our CEO pay.

Synchrony  •  2020 Annual Meeting and Proxy Statement        35

COMPENSATION MATTERS

ALIGN INCENTIVES WITH STOCKHOLDERS

The MDCC evaluates recent and historical financial and operational achievements against our peers, including return measures, growth metrics, efficiency ratio and TSR, among others. Performance during 2019 against our peers ranked first or second out of our direct peers for Efficiency Ratio and Return on Assets—two key metrics we believe reflect our annual performance.

(1)	Adjusted to exclude the amounts related to the reduction in reserves for loan losses related to the Walmart portfolio, which was sold in October 2019. See non-GAAP reconciliation in Appendix A.

The MDCC also considers multi-year historical performance that drives sustainable results and creates long-term stockholder value. During the five-year period from 2015 through 2019, our annualized earnings growth rate and annualized receivables growth rate ranked first and second, respectively, compared to our direct peers:

(1)	Adjusted to exclude the impact of the reductions in reserve for loan losses in 2019 related to the Walmart portfolio.

(2)

Reflects loan receivables growth adjusted to exclude amounts related to the Walmart and Yamaha portfolios for the five-year period. These portfolios which were sold in October 2019 and January 2020, respectively. See non-GAAP reconciliation in Appendix A.

    36        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

BEST PRACTICE COMPENSATION PROGRAMS AND POLICIES

The MDCC has implemented the following measures as part of our executive compensation programs:

WHAT WE DO:	WHAT WE DON’T DO:

Substantial portion of executive pay based on performance against goals set by the MDCC	No hedging or pledging of Company stock

Risk governance framework underlies compensation decisions	No employment agreements for executive officers

Stock ownership requirements for executive officers	No tax gross-ups for executive officers

Minimum vesting of 12 months for any options or stock appreciation rights	No discretion to accelerate the vesting of awards

Minimum vesting of 12 months for any restricted stock or RSUs	No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money

Compensation subject to clawback in the event of misconduct and expanded to “no fault” in the case of financial restatements for all NEOs	No payout of dividends on unvested equity prior to the vesting date

Limited perquisites	No backdating or repricing of stock option awards

Use of peer company benchmarking, targeting median among peers with additional consideration based on the size, scope and impact of role, market data, leadership skills, length of service and both company and individual performance and contributions

Double-trigger vesting of equity and long-term incentive plan awards upon change in control

One-year “Say-on-Pay” frequency

Independent compensation consultant advises the MDCC

Updated: Include relative performance metric by applying a Total Shareholder Return modifier to our long-term performance awards that will be linked to stockholder returns relative to peers

Synchrony  •  2020 Annual Meeting and Proxy Statement        37

COMPENSATION MATTERS

COMPENSATION PHILOSOPHY

SYNCHRONY PROGRAM PRINCIPLES

Synchrony’s executive compensation program is intended to discourage excessive or imprudent risk taking while at the same time promoting and supporting the key principles outlined below. The program is also designed to be consistent with our safety and soundness and to identify, measure, monitor and control incentive compensation arrangements.

The key principles guiding this program and underlying the oversight of our program by Synchrony’s MDCC are:

•	Performance—compensation programs are linked to business and individual performance against both qualitative and quantitative goals and objectives;

•	Values—compensation programs are also linked to how employees demonstrate the behaviors and values expected of our employees;

•	Stockholder Alignment—compensation program should be designed to align management incentives with the creation of stockholder returns over the long-term;

•	Market Competitiveness—compensation programs should be competitive with the external labor markets;

•	Internal Equity—compensation programs should be internally equitable, subject to the employee’s experience, performance and other relevant factors;

•	Prudent Risk—compensation programs, particularly in the form of incentive compensation must not encourage employees to expose the Company to inappropriate or excessive risks and should be based in part on the long-term performance outcomes of risks taken. Employees should take risks only within approved policy limits, in accordance with the MDCC charter and key practices and in consideration of Synchrony’s ability to effectively identify and manage such risks, including credit, operational and reputational risks;

•	Fair Customer Treatment—compensation programs should encourage employees to follow established Company procedures and to treat customers fairly; and

•	Reporting Concerns—compensation programs should be designed in such a way as to encourage employees to raise concerns without fear of retaliation.

The consistent application of these design principles enables Synchrony to maintain compensation programs that are reasonable, balanced and effectively attract, retain, motivate and engage employees to achieve the mission, goals and objectives of Synchrony in a way that is compatible with effective risk management controls and long- term stockholder value. A robust performance review process is a critical element in all reward decisions.

KEY CONSIDERATIONS IN SETTING COMPENSATION

For 2019, we used the following considerations in setting compensation for our NEOs:

Consistent and Sustainable Performance—Our executive compensation program provides the greatest pay opportunity when executives demonstrate superior performance for sustained periods of time. It also rewards executives for executing our Company’s strategy through business cycles, so that the achievement of long-term strategic objectives is not compromised by short-term considerations. The emphasis on consistent performance affects annual salary and equity incentive compensation. With the prior year’s salary and grant serving as an initial basis for consideration, the final determinations for salary and grants are based on an assessment of an executive’s past performance and expected future contributions. Because current-year, past and sustainable performance are incorporated into compensation decisions, any percentage increase or decrease in the amount of total annual compensation tends to be more gradual than in a framework that is focused solely or largely on current-year performance.

Balanced Compensation Approach—We strive to provide an appropriate mix of compensation elements to achieve a balance between short versus long-term compensation, cash versus equity incentive compensation and other features that cause the amounts ultimately received by the NEOs to appropriately reflect risk and risk outcomes. Cash payments primarily, but not exclusively, reward more recent performance, whereas equity awards encourage our NEOs to continue to deliver results over a longer period of time, align our executives’ interests with the interests of our stockholders and serve as a retention tool. We believe that the compensation paid or awarded to our NEOs should be more heavily weighted toward rewards based on our Company’s sustained operating performance against both internal goals and relative to peers, as well as our stock price performance over the long-term.

    38        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

Qualitative and Quantitative Factors—Quantitative formulas are not used exclusively in determining the amount of compensation. While quantitative calculations and formulas set the funding and cap award levels for our performance-based programs, the MDCC can use qualitative factors such as performance in the context of the economic environment relative to other companies, risk considerations, execution of our strategic plan and leadership competencies/values.

Risk Mitigation—Our compensation program is balanced, focused on the long-term and takes into consideration the full range and duration of risks associated with an NEO’s activities. Under this structure, through clawback policies and other program features, the highest amount of compensation can be achieved through consistent superior performance but only within the limits of our stated risk appetite. In addition, significant portions of compensation are earned only over the longer term and may be adjusted during the vesting period for risk outcomes. This provides strong incentives for executives to manage our Company for the long-term while avoiding excessive risk taking in the short-term. As discussed further below under “Compensation and Risk,” Synchrony’s MDCC reviews the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs.

Peer Company Pay—We also considered compensation levels and pay practices at our direct peers and other peer companies when setting target pay levels for 2019, targeting median pay among peers with additional consideration based on the size, scope and impact of the executive’s role, market data, leadership skills, length of service and individual performance and contributions. The peer group was selected to reflect publicly-traded financial services companies headquartered in the United States considering assets, annual revenue and market capitalization equal to approximately one-half to two-times Synchrony’s size. At the time of the peer group selection, Synchrony was at the peer 42nd percentile in assets, 52nd percentile in revenue and 45th percentile in market capitalization, based on financial information from the most recent fiscal year prior to the meeting.

For 2019, upon the recommendation of Meridian Compensation Partners, LLC (“Meridian”), the MDCC’s new independent advisor, the MDCC updated Synchrony’s peer group to include more data processors and consumer finance companies (Santander Consumer USA Holdings, Fidelity National Information Services, Alliance Data Systems, Fiserv, and Total System Services) and eliminate banks with limited consumer focus to help balance the mix of peers across the industry (i.e., The PNC Financial Services Group, Inc. and Comerica Incorporated). As a result, the list of peer companies used to set pay levels for 2019, as set forth below, better reflects our business model.

Consumer Finance	Data Processing	Commercial Banks
Ally Financial Inc.	Mastercard Incorporated	BB&T Corporation
American Express Company	PayPal Holdings, Inc.	Citizens Financial Group, Inc.
Capital One Financial Corporation	Visa Inc.	Fifth Third Bancorp
Discover Financial Services	Fidelity National Information	Huntington Bancshares
Santander Consumer USA Holdings	Services	Incorporated
	Alliance Data Systems	KeyCorp
	Fiserv	M&T Bank Corporation
	Total System Services	Regions Financial Corporation
SunTrust Banks, Inc.

Synchrony  •  2020 Annual Meeting and Proxy Statement        39

COMPENSATION MATTERS

2019 COMPENSATION ELEMENTS

The following summarizes the compensation elements used for 2019 to reward and retain our NEOs.

BASE SALARY

Base salaries for our NEOs depend on a number of factors, including the size, scope and impact of their role, market data, leadership skills, length of service and individual performance and contributions.

The MDCC reviews base salaries and benchmark data provided by the MDCC’s independent compensation consultant. In January 2019, the MDCC determined to keep base salaries flat for all NEOs other than in connection with promotions. Promotion increases were granted to Brian Doubles and Brian Wenzel in connection with their appointments to President and CFO, respectively. Mr. Doubles’ annual base salary was increased to $800,000 and Mr. Wenzel’s annual base salary was increased to $650,000.

ANNUAL INCENTIVE PLAN

Annual incentive plan awards to our NEOs are made (or paid in cash) pursuant to Synchrony’s Annual Incentive Plan. The Synchrony Annual Incentive Plan is designed to retain and motivate the officers and other employees of Synchrony by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded during the year. Each NEO has a target incentive opportunity based on market practice for his/her role with range of payouts from 0% for below threshold performance to 150% of target for performance at or above goals set for maximum payout. Performance measures for 2019 were based on three weighted quantitative metrics, each as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These metrics are designed to promote a balanced focus on profit, growth, risk and expenses:

•	Net Earnings—align the interests of executives with the interests of stockholders;
•	Receivables Growth (including held for sale)—focus executives on expanding the business to drive future net earnings; and
•	Efficiency Ratio—drive cost discipline.

In 2019, the MDCC increased the weight of Net Earnings in our annual cash incentive awards under Synchrony’s Annual Incentive Plan to 50% (from 45% in 2018 and 1/3 in 2017).

The MDCC established minimum, target and maximum performance levels based on Synchrony’s business plan and financial and economic outlook which are applied to an executive’s target annual incentive. After funding is calculated based on performance relative to the specific goals, the MDCC may adjust the funding or individual payouts based on views of Company and individual performance, risk outcomes and other considerations. The goals for target funding payout require (i) strong company performance in light of historical peer performance, (ii) achieving our operating plan and/or (iii) beating prior year performance after reflecting accounting or other governance changes.

The metrics, weights, goals, actual performance and payouts for 2019 are shown below.

		Goals			Associated Payout			Calculation
Metric	Weight	Min	Target	Max	Min	Target	Max	Performance	Payout
Net Earnings(1)(2)	50%	$2.5B	$2.7B	$2.9B	50%	100%	150%	$2,905(3)	75%
Receivables Growth(1)	25%	5%	7%	9%	50%	100%	150%	5.17%	13.6%
Efficiency Ratio(2)	25%	32%	31%	30%	50%	100%	150%	31.74%	15.7%
							Funding Payout:		104.3%

(1)

Goals set at the beginning of the year by the MDCC and performance used to determine funding include loan receivables held for sale and adjustments to exclude from both the prior year and the current year amounts related to the Walmart portfolio sold in October 2019.

(2)	Adjusted to exclude a 4Q 2019 restructuring charge included in employee costs pursuant to plan terms and as approved by MDCC.

(3)	$ in millions.

    40        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

For 2019, the MDCC approved payouts at the funded amount (i.e., 104.3% of target) for five of the NEOs and at 120% for Mr. Greig in recognition of his performance.

Name of Executive	2019 Annual Incentive Target	2019 Annual Incentive Payout

Margaret Keane	$2,350,000	$2,451,000

Brian Doubles	$1,200,000	$1,251,600

Henry Greig	$625,000	$750,000

Neeraj Mehta	$735,000	$766,600

Tom Quindlen	$850,000	$886,600

Brian Wenzel	$650,000	$678,000

LONG-TERM INCENTIVE (LTI) AWARDS

Our executives are eligible to receive long-term (equity) awards which are intended to provide compensation that supports multiple goals including: (i) motivate and reward long-term performance, (ii) reinforce an ownership mentality, (iii) align our executives with stockholder interests, (iv) provide retention, and (v) mitigate risk through long-term ownership and stock holdings. In 2018, NEOs received 35% RSUs, 15% stock options, and 50% PSUs. For 2019, the mix of long-term incentives was 50% RSUs and 50% PSUs.

RESTRICTED STOCK UNITS (RSUs)—50% OF LTI GRANT

The NEOs received annual grants of RSUs in 2019. The amount of RSUs awarded to each NEO is based on target incentive levels for each executive, based on the competitive market for their role and subject to adjustment by the MDCC. In 2019, to reflect market practices, the MDCC changed the vesting period for RSUs from five years to three years. Accordingly, the 2019 RSU awards each vest 1/3 per year over three years. Synchrony grants RSUs to reward and retain executives by offering them the opportunity to receive shares of Synchrony stock on the date the restrictions lapse as long as they continue to be employed by the Company.

PERFORMANCE SHARE UNITS (PSUs)—50% OF LTI GRANT

Under the Synchrony Financial 2014 Long-Term Incentive Plan, we issued performance-based, long-term PSUs in 2019 that vest based on financial performance over the 2019–2021 (three-year) performance period. The PSUs will be paid in shares of common stock if we achieve pre-defined goals relating to our cumulative annual diluted earnings per share (EPS) and average return on equity (ROE), each weighted 50%. The MDCC selected and approved the metrics and the goals for threshold, target and stretch with the ultimate award ranging from 0% (if threshold performance is not achieved) up to 150% for achieving stretch performance levels. Target payout levels set for the 2019–2021 performance period require increased EPS growth over the three-year PSU grant period and above median return on equity performance relative to historical peer performance levels. Performance below threshold results in forfeiture of the share units allocated to the corresponding performance measure. Dividend equivalents are accrued but not paid until the end of the performance period based on the actual number of shares earned. These performance metrics align the interests of our executives with the interests of stockholders by encouraging growth while ensuring that growth does not come at the cost of lower returns on assets. Grants of PSUs will vest at the end of the three-year period in the event performance conditions are met.

In 2019, the MDCC also added a TSR modifier to the PSUs based on our 2019 performance relative to peers in response to stakeholder feedback.

Below is a summary of the equity grants made to NEOs in 2019:

Name of Executive	Restricted Stock Units	Performance Share Units	Total

Margaret Keane	$4,000,013	$4,000,014	$8,000,027

Brian Doubles	$1,200,044	$1,200,044	$2,400,088

Henry Greig	$625,017	$625,018	$1,250,035

Neeraj Mehta	$978,831	$588,013	$1,566,844

Tom Quindlen	$717,820	$680,005	$1,397,825

Brian Wenzel	$642,530	$642,531	$1,285,061

Synchrony  •  2020 Annual Meeting and Proxy Statement        41

COMPENSATION MATTERS

LONG-TERM PERFORMANCE AWARDS (PSUs)—2017–2019

In 2017, the MDCC granted performance-based, long-term PSUs that vested based on financial performance over the 2017–2019 performance period. The metrics used during the three-year cycle were chosen to balance executives’ focus on profitability, returning capital to investors, and growing the company. Target payouts set for the 2017–2019 performance period required 6.5% growth of EPS over the period which was above historical peer growth levels at that time and 2.3% return on assets which was approximately 75th percentile of historical peer performance at that time.

The charts below show (i) the performance over the last three years against goals approved at the beginning of the period and (ii) adjustments to GAAP that neutralize the impact of extraordinary items (such as the favorable corporate tax rate change for 2018):

2017–2019 Performance

		Goals			Associated Payout			Calculation

Metric	Weight	Min	Target	Max	Min	Target	Max	2019 Performance	Payout

Cumulative EPS	50%	$8.13	$9.23	$10.43	50%	100%	150%	$9.26	50.5%

Return on Assets	50%	1.8%	2.3%	2.8%	50%	100%	150%	2.3%	52.1%

							Weighted Average:		102.6%

Adjustments to GAAP

Metric	GAAP	Tax Impact	Walmart Impact(1)	Adjusted Non-GAAP

Cumulative EPS	$11.72	($1.19)	($1.27)	$9.26

Return on Assets	2.8%	(0.3%)	(0.2%)	2.3%

(1)	Other consists of the impact of new program wins not contemplated in our operating plan.

NAMED EXECUTIVE OFFICER PROMOTIONS FOR 2019

In connection with Mr. Doubles’ appointment as President, his annual base salary was increased to $800,000 and his target incentive level for purposes of annual awards, including non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan, as well as RSUs and PSUs awarded under the Synchrony Financial 2014 Long-Term Incentive Plan, was increased, in each case, to 150% of his base salary.

In connection with Mr. Wenzel’s appointment as Executive Vice President and CFO, his annual base salary was increased to $650,000 and his target incentive level for purposes of annual awards, including non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan, as well as RSUs and PSUs awarded under the Synchrony Financial 2014 Long-Term Incentive Plan, was increased, in each case, to 100% of his base salary.

In addition, and also in connection with their promotions, Mr. Doubles and Mr. Wenzel each received equity grants that resulted in total 2019 awards consistent with their new roles. The grants were made on the same terms and conditions as the grants that were made to Mr. Doubles and Mr. Wenzel on March 1, 2019.

    42        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

PERFORMANCE

OBJECTIVES AND

EVALUATIONS FOR OUR

NAMED EXECUTIVE OFFICERS FOR 2019

At the beginning of 2019, the Board approved, with Ms. Keane’s input, specific objectives that they believed should be achieved for our Company to be successful. These objectives included both quantitative financial measures and qualitative factors, including strategic, operational and risk management considerations, as well as her individual performance and contributions, that create long-term shareowner value. The MDCC evaluated Ms. Keane’s 2019 performance against these goals to determine her incentive compensation awards. The amount of her incentive compensation was ultimately approved by the MDCC, based on their discretion and judgment. Ms. Keane did not participate in the determination of her compensation.

Our other NEOs also had objectives that reflected goals specific to their roles at the Company. Each of our other NEOs’ objectives include both quantitative financial measures and qualitative strategic, operational and risk management considerations, as well as individual performance and contributions, affecting our Company and the sales platforms or functions that they lead. Each of our other NEOs’ 2019 performance was evaluated and measured against their respective goals by the MDCC, as well as by Ms. Keane. The amount of their incentive compensation was ultimately approved by the MDCC, based on the Company’s performance against goals established by the MDCC at the beginning of the year and based on the MDCC’s discretion and judgment. None of our other NEOs participated in the determination of their compensation.

2019 CEO PERFORMANCE OBJECTIVES

AND ACHIEVEMENTS

The MDCC believes that Ms. Keane’s strong leadership resulted in strong core financials, continued growth and execution of key strategic achievements. Under Ms. Keane’s leadership, Synchrony delivered the following results on the qualitative and quantitative performance goals set for Ms. Keane with respect to 2019:

•	Invest in our talent and live our values—Through continued focus on diversity and inclusion, leadership development, volunteerism and work/life balance, we’re determined to create a better work environment for all our employees. Simply put, we’re creating a great place to work. Based on 2019 employee survey results, Synchrony was named #44 on Fortune’s 100 Best Companies to Work For list. This along with external recognition by Forbes, Great Place to Work and others confirmed Synchrony’s strong standing with employees and reflected a culture built on trust, diversity and inclusion. More than 6,500 unique employees volunteered more than 48,000 hours to over 300 nonprofit organizations. We helped employees realize their unique ambitions through our diversity networks and business leadership and skills training programs. From open enrollment and nomination-based leadership courses to on-demand tools like Harvard ManageMentor® and audible downloads, Synchrony offered development for employees at every career level. Scores on Synchrony’s employee survey increased from 2018 in key survey focus areas including equity, fairness, impartiality, engagement, justice and corporate image. We continued to cultivate a strong governance culture derived from the very basic principle that we want to do the right thing for all of our stakeholders— partners, cardholders, depositors, employees, stockholders, regulators and our communities.

•	Grow core business across all three sales platforms (Retail Card, Payment Solutions and CareCredit)—During 2019, across all three sales platforms, we financed $149.4 billion of purchase volume, and at December 31, 2019, we had $87.2 billion of loan receivables and 75.5 million active accounts. We completed the account conversions of our acquisition of the U.S. PayPal Credit program, which is the largest conversion in our history, and successfully renewed over 50 key relationships, while also signing 30 new business deals across all our sales platforms, including Venmo and Verizon. In addition, we launched our Synchrony HOME credit card, giving cardholders the purchasing power to finance all their home needs on one card and take advantage of all the promotions that participating retailers offer today; it also extends purchasing utility to over 1.3 million locations in the home category. CareCredit expanded into three new specialty healthcare markets and broadened our product offerings, including entry into pet insurance as a managing general agent through the acquisition of Pets Best. CareCredit also expanded into health systems, securing the HFMA Peer review and five new health systems. CareCredit also grew acceptance for pharmacy and personal care items at Walgreens, and grew total provider locations to over 240,000.

Synchrony  •  2020 Annual Meeting and Proxy Statement        43

COMPENSATION MATTERS

•	Expand robust data analytics and digital capabilities—We employed our expanded data, analytics and digital capabilities to improve customer experience at each major part of the customer journey, including the application and point of buy, customer service and in mobile apps. We launched significant new customer service features, including freeze my account, balance transfer, pre-login activation, and customer account look-up. We also successfully completed the conversion of the PayPal portfolio and launched other new clients throughout the year.

•	Position our business for long-term growth—We executed on our multi-year credit transformation journey, driving incremental sales and many new accounts at a flat loss rate. As part of our diversification strategy, we added new digital partners, such as Venmo, and entered new verticals, such as our new partnership with Verizon, which we announced in early 2020. We continued to expand our Synchrony Home and Synchrony Car Care networks, and our CareCredit sales platform continued to diversify, focusing on health systems and acquiring Pets Best. We also executed on our executive succession plan.

•	Operate with a strong balance sheet and financial profile—We delivered strong operating and financial performance in 2019. We reported net earnings of $3.7 billion, or $5.56 earnings per share on a diluted basis, and at December 31, 2019, we had $87.2 billion of loan receivables and 75.5 million active accounts.

•	Leverage strong capital and liquidity position—We had strong deposit growth in an increasingly competitive market. We continue to invest in our direct banking activities to grow our deposit base, with total direct deposit accounts increasing by approximately 115,000, or 13%, from 2018.Total deposits increased to $65.1 billion at December 31, 2019, representing 77% of our total funding sources. We obtained funding through unsecured and secured financings, diversified through our first preferred stock issuance, maintained strong liquidity and executed on our capital plan, returning $4.2 billion of capital to stockholders through $3.6 billion in share repurchases and $0.6 billion in dividends.

2019 OTHER NEO ACHIEVEMENTS

MR. DOUBLES

In addition to Mr. Doubles’ contributions toward our Company’s objectives described above, Mr. Doubles effectively transitioned to his new role as President and his impact in this role was positively felt across the Company. Mr. Doubles immersed himself in his new responsibilities and played a key leadership role in driving growth, new deals and making key investment decisions, positively impacting all three platforms. Mr. Doubles has had significant influence over our strategic growth initiatives and direct to consumer strategy, leading investment decisions to support diversification and launch the Synchrony Mastercard program. Beyond his impacts to the business results, Mr. Doubles led efforts to improve talent and strengthen our culture, focusing on diverse talent recruitment, performance management and driving adoption of “Acting as An Owners” mindset. Mr. Doubles created and executed a robust development plan to ensure he continued building relationships with key external stakeholders (partners, regulators, stockholders, government relations) and employees across the Company.

MR. WENZEL

Mr. Wenzel transitioned from Deputy CFO to CFO very well. In addition to his contributions toward our Company’s objectives described above, Mr. Wenzel provided strong leadership of our finance organization, including driving excellent financial discipline across the business and leading his team to add value in new ways; playing a key role in new program wins and renewals; supporting growth and strategic investment opportunities; maintaining strong controllership and risk management; driving strong deposit growth; increasing Synchrony’s dividend and share repurchase program; maintaining strong investor relations; further expanding his relationships with our key customers; and promoting career development and diversity.

MR. GREIG

In addition to Mr. Greig’s contributions toward our Company’s objectives described above, Mr. Greig provided strong leadership of the Credit and Capital Management organization, including delivering on critical credit loss and fraud metrics while supporting strategic business initiatives to drive smart growth and enhance the consumer experience. This performance led to improved net losses and reserve metrics compared to the operating plan, which had a direct positive impact on the Company’s net earnings in 2019.

    44        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

Mr. Greig led initiatives to acquire new data and apply machine learning to improve underwriting. He and his team launched and executed more than 1,000 fraud, authentication, account acquisition, account management, and collections strategies. Mr. Greig continues to work cross-functionally with IT, Enterprise Customer Engagement, and Marketing to leverage new technology to transform credit lending and improve the experience for the customer. Mr. Greig also helped prepare the Company to implement the Current Expected Credit Losses (CECL) model, a new credit loss accounting standard.

MR. MEHTA

In addition to Mr. Mehta’s contributions toward our Company’s objectives described above, Mr. Mehta provided strong leadership of the Payment Solutions platform, including growing the platform within approved risk tolerances and delivering on critical growth metrics; retaining and deepening key partnerships and adding new relationships with major retailers and merchants; and continuing to drive transformation, optimization and commercial discipline. Mr. Mehta is also responsible for leading innovative new products and markets like unsecured installment lending, e-commerce solutions, gifting and more. He contributes as an external thought leader across the industry. He is a champion for diversity inclusion, talent development, and recruitment inside and outside the Company.

MR. QUINDLEN

In addition to Mr. Quindlen’s contributions toward our Company’s objectives described above, Mr. Quindlen provided strong leadership of the Retail Card sales platform, including growing the platform within approved risk tolerances and delivering on critical growth metrics; building strong relationships with existing Retail Card partners and adding new partnerships as well, including with Venmo and Verizon; leading Retail Card’s risk culture and tone at the top; driving engagement with and the development of the Retail Card organization’s talent; and driving diversity through hiring and promotion practices.

OTHER COMPENSATION PROGRAMS

SYNCHRONY FINANCIAL

RESTORATION PLAN

NEOs participate in the Synchrony Financial Restoration Plan, which provides retirement benefits that mirror the Company’s qualified 401(k) plan. The plan provides a continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Internal Revenue Code of 1986 (the “Code”), along with additional Company contributions that cannot be made to the 401(k) plan. The plans include Company contributions of (i) a 3% core contribution, (ii) a 4% match, and (iii) as of December 31, 2019, up to 4% additional contribution in 2019 for former participants of GE pension plans. The Restoration Plan account is forfeited if an executive leaves voluntarily prior to age 60. For 2019, each of our NEOs received contributions to his or her Restoration Plan account, which are reported in the “All Other Compensation” column in the 2019 Summary Compensation Table.

OTHER COMPENSATION

In 2019, Synchrony provided certain executive officers with (i) financial counseling and/or tax preparation services, (ii) supplementary life insurance, and (iii) annual physical examinations, which are reported in the “All Other Compensation” column in the 2019 Summary Compensation Table. The supplementary life insurance policies are intended to maintain benefits that existed for certain executives as GE employees prior to the completion of our split-off from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. These policies were frozen in value and participation upon Synchrony’s IPO. While Synchrony could have “bought out” the value of these polices upon IPO, the Company chose to freeze the insurance amount and maintain the policies to help retain senior management through Synchrony’s transition away from GE. The policies require an executive to stay with Synchrony through age 60 to receive the full value of the benefit. The face value of the supplementary life insurance policies for all participants is less than the value of the standard life insurance program for Synchrony employees.

SYNCHRONY DEFERRED COMPENSATION PLAN

Our Deferred Compensation Plan does not pay an “above-market” rate of interest and is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may, elect to defer up to 80% of their base salary and bonus. The plan administrator will designate two or more investment benchmarks which participants can choose between to determine the rate of return or loss applicable to their deferred compensation amounts. Participants can also make elections regarding the time and form of payment of their deferral under the plan, in accordance with Section 409A of the Code. We have established notional unfunded accounts attributable to participants’ deferrals, which will be adjusted based on participants’ investment elections.

Synchrony  •  2020 Annual Meeting and Proxy Statement        45

COMPENSATION MATTERS

OTHER COMPENSATION PRACTICES

STOCK OWNERSHIP GUIDELINES

Our Stock Ownership Guidelines require the Company’s CEO, President and Executive Vice Presidents to own significant amounts of our common stock, helping to ensure alignment of executives’ interests with those of our stockholders. The enhanced stock ownership guideline for our CEO is six times base salary and for our President is five times base salary. The stock ownership guideline for Executive Vice Presidents, including the other four NEOs, is three times base salary. The guidelines are to be met within five years of being subject to the policy and/or promotion. For the purposes of our stock ownership guidelines, all shares of common stock, RSUs and phantom stock units held by our executives are credited toward ownership levels. All of our NEOs’ stock ownership far exceeds the ownership guidelines, aligning our executive team with our stockholders. Based on our closing stock price on February 28, 2020 of $29.10, our NEOs had the following ownership base-salary multiples:

Name of Executive	Required Multiple	Ownership as of March 1, 2020

Margaret Keane	6.0X	17.6X

Brian Doubles	5.0X	9.2X

Brian Wenzel	3.0X	2.6X

Henry Greig	3.0X	7.8X

Neeraj Mehta	3.0X	6.2X

Tom Quindlen	3.0X	5.6X

ANTI-HEDGING AND

ANTI-PLEDGING RESTRICTIONS

Our Code of Conduct, which applies to all of our employees (including officers) and directors, includes anti-hedging provisions that prohibit all employees and directors from engaging in transactions in derivatives of or short-selling of Synchrony securities, including buying and writing options. We also maintain an anti-pledging policy that prohibits employees and directors from pledging activity in Synchrony securities.

CLAWBACK POLICY

In 2018, the MDCC expanded the existing clawback policy beyond conduct detrimental to the Company, to include “no fault” financial restatements for all of our named executive officers. Under the revised policy, in the event that the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will take action to recover from any current or former executive officer who received any annual or long-term incentive compensation paid, awarded, or granted during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.

Additionally, under the Company’s policy, if it is determined that an employee at or above a designated executive grade under the Company’s compensation structure has engaged in conduct detrimental to the Company, the Bank or any of the Company’s other subsidiaries, the MDCC or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, may take a range of actions to remedy the misconduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limitation, (a) termination of employment, (b) initiating an action for breach of fiduciary duty, (c) reducing, cancelling or seeking reimbursement of any paid or awarded compensation, and (d) if the conduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics that affects the executive’s compensation, seeking reimbursement of any portion of incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the accurate financial statements or performance metrics. If it is determined that an executive engaged in fraudulent misconduct, the MDCC or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities, or as otherwise required by any agreement with a stock exchange on which the Company’s securities are listed.

    46        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

COMPENSATION AND RISK

2019 RISK REVIEW PROCESS

Synchrony’s risk management culture is strongly supported by a thorough risk review process that focuses on whether the risks we take are within our risk appetite framework. In 2019, working cross-functionally, our CEO and senior executives from our risk and human resource teams identified the individuals considered to be Material Risk Takers (“MRTs”) or Material Risk Controllers (“MRCs”). These individuals were required to have annual goals and objectives specifically tied to risk and compliance standards. As part of the annual process, our Control Function Leaders, our CEO, our Audit Committee, MDCC and Risk Committee conducted assessments on MRTs and MRCs, which took into consideration MRT/MRC behavior in relation to their annual goals and objectives as well as any adverse risk outcomes during the year. These assessments are included in each MRT/MRC’s annual performance evaluation. By conducting these risk review processes as well as maintaining full transparency on all of our risk management policies and procedures, we believe that we have been able to discourage inappropriate risk taking.

REVIEW OF INCENTIVE COMPENSATION TO NEOs RELATED TO RISK MANAGEMENT

In 2019, the MDCC reviewed the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs to confirm that their incentive compensation appropriately balances risk and reward and determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. The MDCC met with the CRO to discuss the annual risk assessment conducted with respect to incentive compensation plans in which all employees (including the NEOs) participate, including whether these arrangements had any features that might encourage excessive risk taking that could threaten the value of the Company. The CRO also discussed the risk mitigation factors reviewed in the annual risk assessment, including the balance between financial and non-financial measures as well as the short-term and long-term oriented measures. The MDCC also continues to monitor a separate, ongoing risk assessment by senior management of our broader employee compensation practices consistent with the federal banking regulators’ guidance on sound incentive compensation policies.

RISK REVIEW OF INCENTIVE PLANS

Each year, we conduct a risk analysis on each of our incentive plans using a risk analysis tool. This analysis covered 100% of our incentive eligible population and allowed us to gauge the degree to which our plans contribute to excessive risk taking. The tool looks at six assessment categories (incentive design, strategic alignment/goal setting, pay opportunity, process, monitoring and administration) for each plan and assigns a rating score based on results. All of our incentive plans were rated such that they conform to or exceed key standards for risk management. Additionally, all incentive plans are reviewed each year and approved by our Chief Risk and Chief Human Resource Officers.

We also conduct a risk analysis of third-party incentive plans at our clients and vendors related to our credit products. This assessment also covers design, strategic alignment/goal setting, pay opportunity, process, monitoring and administration. Each of the third-party incentive plans reviewed were rated such that they exceed risk management standards.

ROLE OF INDEPENDENT

COMPENSATION CONSULTANT

Under its charter, the MDCC has the authority to retain such compensation consultants, outside counsel and other advisors as the MDCC may deem appropriate in its sole discretion. In 2019, the MDCC engaged Meridian to provide advice regarding market pay levels, strong pay practices and other executive compensation matters. Meridian also provided advice to the Nominating and Corporate Governance Committee regarding director compensation. Meridian does not provide any other services to the MDCC or to Synchrony. The MDCC has determined that Meridian is independent and does not have any conflicts of interest.

Synchrony  •  2020 Annual Meeting and Proxy Statement        47

COMPENSATION MATTERS

TAX CONSIDERATIONS

Prior to December 22, 2017 when the Tax Act was signed into law, Section 162(m) of the Code provided that no U.S. income tax deduction was allowable to a publicly held corporation for non-performance-based compensation in excess of $1 million paid to a “covered employee” (generally, the NEOs other than the CFO).

The Tax Act includes numerous changes to existing law, including (1) eliminating the exclusions for commissions or performance-based compensation paid to “covered employees” under Code Section 162(m), (2) expanding the definition of “covered employee” to include anyone serving as CFO or CEO at any point during the year, as well as the three most highly compensated officers, and (3) providing that status as a covered employee continues to apply if the person was ever a covered employee for years ending after December 31, 2016. The Act is effective for tax years beginning after 2017, though it includes a transition rule for compensation paid pursuant to certain written binding contracts in place on November 2, 2017 which are not materially modified. Where we believe awards or payments are eligible for relief under this transition rule, our policy generally is to preserve that eligibility.

Our policy generally had been to seek to qualify various elements of the compensation payable to executives as “performance-based compensation” to the extent possible. However, as described above, the exemptions from Section 162(m)’s deduction limit have been eliminated as a result of the Tax Act, effective for taxable years beginning after December 31, 2017, such that all compensation paid to our covered executive officers (including the CFO) in excess of $1 million will not be deductible unless it qualifies for the transition relief referenced above.

Although the MDCC has historically intended to structure various elements of the compensation payable to executives in a manner intended to qualify as “performance-based compensation” for purposes of Section 162(m), because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the proposed regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Act, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will satisfy such requirements. Further, the MDCC reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs.

COMPENSATION COMMITTEE REPORT

The MDCC of the Board of Directors of Synchrony have reviewed and discussed the Compensation Discussion and Analysis with Synchrony’s management, and based on our review and discussions with management, we recommend to Synchrony’s Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the MDCC of the Board.

Richard C. Hartnack, Chair

Fernando Aguirre

Jeffrey G. Naylor

Laurel J. Richie

    48        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

2019 EXECUTIVE COMPENSATION

The following table contains 2019 compensation information for our NEOs.

2019 SUMMARY COMPENSATION TABLE

Name	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Comp.(3)	All Other Comp. (4)	Total

Margaret	2019	$1,175,000	$0	$8,000,027	$0	$2,451,000	$543,281	$12,169,308

Keane	2018	$1,175,000	$0	$6,800,052	$1,200,023	$2,681,400	$592,663	$12,449,138

	2017	$1,168,654	$0	$7,800,060	$1,199,408	$2,655,500	$701,881	$13,525,503

Brian	2019	$766,575	$0	$2,400,088	$0	$1,251,600	$198,117	$4,616,381

Doubles	2018	$750,000	$0	$1,700,038	$300,006	$855,800	$262,794	$3,868,638

	2017	$750,000	$0	$2,164,536	$205,402	$847,500	$228,046	$4,195,484

Henry	2019	$625,000	$0	$1,250,035	$0	$750,000	$147,191	$2,772,226

Greig	2018	$625,000	$0	$1,062,566	$187,506	$713,100	$173,069	$2,761,241

Neeraj	2019	$735,000	$0	$1,566,844	$0	$766,600	$226,793	$3,295,237

Mehta	2018	$735,000	$0	$1,245,204	$293,646	$827,200	$237,802	$3,338,852

Tom	2019	$850,000	$0	$1,397,825	$0	$886,600	$266,319	$3,400,744

Quindlen	2018	$850,000	$0	$1,182,503	$215,347	$941,300	$281,976	$3,471,126

	2017	$840,500	$0	$1,152,068	$215,235	$932,300	$342,842	$3,482,945

Brian	2019	$526,329	$0	$1,285,061	$0	$678,000	$101,632	$2,591,022
Wenzel

(1)

For 2019, these amounts include the grant date fair value of three-year PSUs based on the probable outcome of the performance conditions: Ms. Keane ($4,000,013); Mr. Doubles ($1,200,044); Mr. Greig ($625,017); Mr. Mehta ($588,012); Mr. Quindlen ($680,005) and Mr. Wenzel ($642,531). The value of these awards, assuming that the highest level of performance conditions will be achieved as follows: Ms. Keane ($6,000,020); Mr. Doubles ($1,800,066); Mr. Greig ($937,526); Mr. Mehta ($882,019); and Mr. Quindlen ($1,020,007), and Mr. Wenzel ($963,796).

(2)

This column represents the aggregate grant date fair value of stock options. Synchrony measures the fair value of each stock option grant at the date of grant using a Black-Scholes option pricing model. Synchrony did not grant any stock options in 2019.

(3)

As permitted under Synchrony’s Annual Incentive Plan, in recognition of Mr. Greig’s individual performance in 2019 (as described above), the MDCC awarded Mr. Greig a final payout of 120%. See “—Annual Non-Equity Incentive Plan Award” above.

(4)	See the “— 2019 All Other Compensation Table” for additional information about All Other Compensation paid in 2019.

Synchrony  •  2020 Annual Meeting and Proxy Statement        49

COMPENSATION MATTERS

2019 ALL OTHER COMPENSATION

In 2019, our NEOs received additional benefits, reflected in the table below, which Synchrony believed to be reasonable, competitive and consistent with its overall executive compensation program. The costs of these benefits are shown below after giving effect to any reimbursements by the NEOs.

2019 ALL OTHER COMPENSATION TABLE

Name of Executive	Perquisites & Other Personal Benefits (1)	Value of Supplementary Life Insurance Premiums (2)	Payments Relating to Employee Savings Plan (3)	Amounts Credited to Restoration Plan Account (4)	Total

Margaret Keane	$12,000	$107,121	$30,800	$393,360	$543,281

Brian Doubles	$15,500	$2,340	$30,800	$149,477	$198,117

Henry Greig	$0	$0	$30,800	$116,391	$147,191

Neeraj Mehta	$12,000	$20,098	$30,800	$163,895	$226,793

Tom Quindlen	$0	$69,276	$30,800	$166,243	$266,319

Brian Wenzel	$0	$0	$30,800	$70,832	$101,632

(1)	Amounts in this column include financial counseling and annual physical examinations.

(2)

This column reports taxable payments made to the NEOs to cover premiums for universal life insurance policies owned by the executives. The NEOs receive these payments in lieu of the higher standard life insurance coverage available to other employees. These policies include: (a) for Ms. Keane and Messrs. Mehta and Quindlen, life insurance policies totaling $1 million in coverage at the time of enrollment, increased 4% annually thereafter and (b) life insurance policies for each of the NEOs with coverage amounts fixed at two times their annual pay at the time of the completion of our split-off from GE. These policies are intended to maintain benefits that existed for these executives as GE employees prior to the completion of our split-off from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. The face value of the life insurance policies for Ms. Keane and Messrs. Mehta and Quindlen is less than what they would have received under the standard life insurance program for Synchrony employees.

(3)	This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ 401(k) savings accounts up to the limitations imposed under IRS rules, and the plan.

(4)

This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ Restoration Plan accounts. For additional details on the Restoration Plan and the specific design elements of the plan, see “2019 Compensation Elements—Synchrony Financial Restoration Plan.”

    50        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

2019 GRANTS OF PLAN-BASED AWARDS

The following table provides information about Synchrony plan-based awards granted to the NEOs in 2019, including the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan and the equity awards granted under the Synchrony Financial 2014 Long-Term Incentive Plan.

In regard to the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan, the table below provides: (i) the grant date, and (ii) the threshold, target and maximum cash awards linked to Synchrony’s performance over the 2018 performance period. Cash awards are payable based on equally weighted quantitative metrics: net earnings, receivables growth and efficiency ratio.

In regard to the equity incentive plan awards granted pursuant to the Synchrony Financial 2014 Long-Term Incentive Plan, the table below provides: (i) the grant date, (ii) the number of shares or stock units underlying stock awards, (iii) the number of other securities underlying option awards granted, (iv) the exercise or base price of the stock option grants, which reflects the closing price of Synchrony common stock on the date of grant, and (v) the grant date fair value of each option grant computed in accordance with applicable SEC rules.

2019 GRANTS OF SYNCHRONY PLAN-BASED AWARDS TABLE

									All Other
									Stock
			Estimated Future Payouts Under			Estimated Future Payouts Under			Awards;	Total		Value of All
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards (1)			Number	Stock		Other Stock
									of Shares	Awards;		Awards;
									of Stock	Number of		Number of
									or Units	Shares of		Shares of
Name of	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	—RSU	Stock or	Grant	Stock or
Executive	Date		($)	($)	($)	(# units)	(# units)	(# units)	Awards (2)	Units	Price AEG	Units (3)

Keane	3/1/19		2,000,000	4,000,000	6,000,000	61,615	123,229	184,844	123,229	246,458	$32.46	$8,000,027

Doubles	3/1/19		600,000	1,200,000	1,800,000	15,404	30,808	46,212	30,808	73,330	$32.46	$2,400,088
	5/2/19	(4)	—	—	—	2,929	5,857	8,786	5,857		$34.15

Greig	3/1/19		312,500	625,000	937,500	9,628	19,255	28,883	19,255	38,510	$32.46	$1,250,035

Mehta	3/1/19		489,500	979,000	1,468,500	9,058	18,115	27,173	30,155	48,270	$32.46	$1,566,844

Quindlen	3/1/19		359,000	718,000	1,077,100	10,475	20,949	31,424	22,114	43,063	$32.46	$1,397,825

Wenzel	3/1/19		325,000	650,000	975,000	3,466	6,932	10,398	6,932	38,316	$32.46	$1,285,061
	5/1/19	(4)	—	—	—	6,113	12,226	18,339	12,226		$34.15

(1)

These columns show the number of PSUs granted as long-term performance awards that are linked to Synchrony’s performance over the 2019 2021 performance period. The PSUs will be payable in shares of common stock based on our cumulative annual diluted earnings per share and average return on assets over the performance period provided performance and vesting conditions are met.

(2)

This column shows the number of RSUs granted as part of the annual equity incentive grant in March, and, for Mr. Doubles and Mr. Wenzel, in May in connection with their promotions. These RSUs will vest and become exercisable ratably in three equal annual installments beginning one year from the date of grant and each year thereafter.

(3)

This column shows the aggregate grant date fair value of PSUs and RSUs granted to the NEOs in March, and, for Mr. Doubles and Mr. Wenzel, in May in connection with their promotions. Generally, the aggregate grant date fair value is the expected accounting expense that will be recognized over the award’s vesting schedule. For RSUs and PSUs, the value is assumed to be the stock price on date of grant. For additional information on the valuation assumptions, refer to the “— 2019 Summary Compensation Table” above.

(4)	Reflects the number of PSUs granted to Mr. Doubles and Mr. Wenzel in May in connection with their promotions.

Synchrony  •  2020 Annual Meeting and Proxy Statement        51

COMPENSATION MATTERS

2019 OUTSTANDING SYNCHRONY EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the current holdings of Synchrony common stock and Synchrony equity awards by the NEOs. This table includes unexercised (both vested and unvested) option grants and unvested RSUs with vesting conditions that were not satisfied as of December 31, 2019. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following this table.

2019 OUTSTANDING SYNCHRONY EQUITY AWARDS AT FISCAL YEAR-END TABLE

			Option Awards					Stock Awards

Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market (YE 2019) Value of Shares of Stock that Have Not Yet Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Keane	7/31/14	198,218	0	$23.00	7/31/24	7/31/14	0	$0
	9/17/14	53,205	0	$24.55	9/17/24	9/17/14	0	$0
	4/1/15	50,825	12,707	$30.41	4/1/25	4/1/15	9,926	$357,417
	4/1/16	70,852	47,235	$29.33	4/1/26	4/1/16	28,300	$1,019,095
			0			4/1/16			0	$0
	4/1/17	66,449	99,674	$34.30	4/1/27	4/1/17	52,156	$1,878,154
			0			4/1/17			0	$0
			0			4/1/17	31,046	$1,117,983
	4/1/18	31,284	125,136	$33.53	4/1/28	4/1/18	44,899	$1,616,819
						4/1/18			124,719	$4,491,134
						3/1/19	125,543	$4,520,814
						3/1/19			125,543	$4,520,814
Doubles	7/31/14	184,696	0	$23.00	7/31/24	7/31/14	0	$0
	9/17/14	11,610	0	$24.55	9/17/24	9/17/14	0	$0
	4/1/15	16,582	4,146	$30.41	4/1/25	4/1/15	3,238	$116,592
	4/1/16	16,811	11,208	$29.33	4/1/26	4/1/16	6,715	$241,805
			0			4/1/16			0	$0
	4/1/17	11,379	17,070	$34.30	4/1/27	4/1/17	8,931	$321,615
			0			4/1/17			0	$0
			0			4/1/17	31,046	$1,117,983
	4/1/18	7,821	31,284	$33.53	4/1/28	4/1/18	17,461	$628,775
						4/1/18			31,181	$1,122,812
						3/1/19	31,387	$1,130,231
						3/1/19			31,387	$1,130,231
						5/2/19	5,967	$214,872
						5/2/19			5,967	$214,872
	7/31/14	111,609	0	$23.00	7/31/24	7/31/14	0	$0
	9/17/14	14,512	0	$24.55	9/17/24	9/17/14	0	$0
	4/1/15	13,342	3,336	$30.41	4/1/25	4/1/15	2,604	$93,778
Greig	4/1/16	13,810	9,207	$29.33	4/1/26	4/1/16	5,516	$198,624
			0			4/1/16			0	$0
	4/1/17	9,635	14,453	$34.30	4/1/27	4/1/17	7,563	$272,336
			0			4/1/17			0	$0
	4/1/18	4,888	19,553	$33.53	4/1/28	4/1/18	10,915	$393,031
						4/1/18			19,488	$701,772
						3/1/19	19,617	$706,394
						3/1/19			19,617	$706,394
Mehta	7/31/14	0	0	$23.00	7/31/24	7/31/14	0	$0
	9/17/14	0	0	$24.55	9/17/24	9/17/14	0	$0
	4/1/15	24,872	6,219	$30.41	4/1/25	4/1/15	4,856	$174,869
	4/1/16	25,218	16,813	$29.33	4/1/26	4/1/16	10,073	$362,726
			0			4/1/16			0	$0
	4/1/17	16,260	24,391	$34.30	4/1/27	4/1/17	12,763	$459,590
			0			4/1/17			0	$0
	4/1/18	7,655	30,621	$33.53	4/1/28	4/1/18	17,091	$615,448
						4/1/18			17,461	$628,775
						3/1/19	30,721	$1,106,275
						3/1/19			18,455	$664,572

      52        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

			Option Awards					Stock Awards

Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market (YE 2019) Value of Shares of Stock that Have Not Yet Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)

	7/31/14	124,307	0	$23.00	7/31/24	7/31/2014	0	$0
	9/17/14	12,771	0	$24.55	9/17/24	9/17/2014	0	$0
	4/1/15	13,680	4,560	$30.41	4/1/25	4/1/2015	3,562	$128,262
	4/1/16	12,329	12,330	$29.33	4/1/26	4/1/2016	7,386	$265,974
Quindlen
			0			4/1/2016			0	$0
	4/1/17	11,924	17,887	$34.30	4/1/27	4/1/2017	9,359	$337,013
			0			4/1/2017			0	$0
	4/1/18	5,614	22,456	$33.53	4/1/28	4/1/2018	12,534	$451,346
						4/1/2018			21,203	$763,512
						3/1/2019	22,529	$811,281	21,342	$768,541
Wenzel	7/31/14	40,864	0	$23.00	7/31/24	3/1/2019
	9/17/14	4,935	0	$24.55	9/17/24	9/17/14	0	$0
	4/1/15	5,024	1,257	$30.41	4/1/25	4/1/15	982	$35,350
	4/1/16	5,094	3,396	$29.33	4/1/26	4/1/16	2,034	$73,260
			0			4/1/16			0	$0
	4/1/17	3,405	5,109	$34.30	4/1/27	4/1/17	2,672	$96,225
			0			4/1/17			0	$0
			0			1/1/18	136	$4,894
	4/1/18	1,759	7,040	$33.53	4/1/28	4/1/18	3,930	$141,514
						4/1/18			7,016	$252,647
						3/1/19	7,062	$254,309
						3/1/19			7,062	$254,309
						5/2/19	12,456	$448,527
						5/2/19			12,456	$448,527

(1)

The market value of the stock awards represents the product of the closing price of Synchrony common stock as of December 31, 2019, which was $36.01, and the number of shares underlying each such award.

(2)

PSUs granted in 2019 and 2018 vest, to the extent earned, on December 31, 2021 and December 31, 2020, respectively. The market value of PSUs that have not vested as of December 31, 2019 was calculated using the closing price of Synchrony common stock as of December 31, 2019, which was $36.01, multiplied by the number of unvested units based on achieving target performance goals.

Synchrony  •  2020 Annual Meeting and Proxy Statement        53

COMPENSATION MATTERS

2019 OUTSTANDING SYNCHRONY EQUITY AWARDS VESTING SCHEDULE

Name of Executive	Grant Date	Option Awards Vesting Schedule (1)	Grant Date	Stock Awards Vesting Schedule (2)

All Executives	4/1/15	20% vests 2020	4/1/15	20% vests 2020

	4/1/16	20% vests 2020 and 2021	4/1/16	20% vests 2020 and 2021

	4/1/17	20% vests 2020, 2021 and 2022	4/1/17	20% vests 2020, 2021 and 2022

	4/1/17		4/1/17	100% vests 2020(3)

			1/1/18	33.3% vests 2020, 2021(4)

	4/1/18	20% vests 2020, 2021, 2022 and 2023	4/1/18	20% vests 2020, 2021, 2022 and 2023

			4/1/18	100% vests 2020(5)

			3/1/19	33.3% vests 2020, 2021 and 2022

			3/1/19	100% vests 2021(6)

			5/2/19	33.3% vests 2020, 2021 and 2022(7)

			5/2/19	100% vests 2021(7)

(1)

This column shows the vesting schedule of unexercisable or unearned options reported in the “Number of Securities Underlying Unexercised Options (Unexercisable)” column of the “—2019 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The stock options vest on the anniversary of the grant date in the years shown in the table above.

(2)

This column shows the vesting schedule of unvested RSUs reported in the “Number of Shares or Units of Stock That Have Not Vested” column and unvested PSUs reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “—2019 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The RSUs vest on the anniversary of the grant date in the years shown in the table above.

(3)	This grant applies to Ms. Keane and Mr. Doubles only.

(4)	This grant applies to Mr. Wenzel only.

(5)	PSUs granted in 2018 vest, to the extent earned, on December 31, 2020.

(6)	PSUs granted in 2019 vest, to the extent earned, on December 31, 2021

(7)	This grant applies to Mr. Doubles and Mr. Wenzel only.

    54        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

2019 SYNCHRONY NONQUALIFIED DEFERRED COMPENSATION

The table below provides information on the nonqualified deferred compensation of the NEOs in 2019, including:

SYNCHRONY DEFERRED COMPENSATION PLAN

As discussed above, our Deferred Compensation Plan does not pay an “above-market” rate of interest and is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may, to the extent permitted by the administrator of the plan, elect to defer up to 80% (or such lower percentage, as determined by the plan administrator) of their base salary and bonus, and all or a portion of any other type of compensation, as determined by the plan administrator.

SYNCHRONY FINANCIAL RESTORATION PLAN

As discussed above, the Restoration Plan mirrors the Company’s qualified 401(k) plan. The plan provides a continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Code, along with additional Company contributions that cannot be made to the 401(k) plan. The plans include Company contributions of (i) a 3% core contribution, (ii) a 4% match, and (iii) 4% additional contribution for former participants of GE pension plans. The Restoration Plan account is forfeited if an executive leaves voluntarily prior to age 60. For 2019, each of our NEOs received contributions to his or her Restoration Plan account, which are reported in the “All Other Compensation” column in the 2019 Summary Compensation Table.

2019 SYNCHRONY NONQUALIFIED DEFERRED COMPENSATION

Name of Executive	Type of Plan	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (1)	Aggregate Balance at Last Fiscal Year-End

Keane	Restoration Plan	$0	$393,360	$437,887	$2,580,547
	Deferred Comp Plan	$0	$0	$0	$0

Doubles	Restoration Plan	$0	$149,477	$205,876	$1,008,246
	Deferred Comp Plan	$0	$0	$0	$0

Greig	Restoration Plan	$0	$116,391	$13,012	$631,626
	Deferred Comp Plan	$0	$0	$0	$0

Mehta	Restoration Plan	$0	$163,895	$74,022	$691,692
	Deferred Comp Plan	$82,720	$0	$237,876	$702,255

Quindlen	Restoration Plan	$0	$166,243	$271,036	$1,273,869
	Deferred Comp Plan	$0	$0	$0	$0

Wenzel	Restoration Plan	$0	$70,832	$74,990	$389,803
	Deferred Comp Plan	$0	$0	$0	$0

(1)	The earnings on amounts contributed to the Restoration Plan may be positive or negative, depending on the NEO’s investment choice.

Synchrony  •  2020 Annual Meeting and Proxy Statement        55

COMPENSATION MATTERS

2019 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL AT FISCAL YEAR-END

The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2019, given the NEO’s compensation and service levels as of such date and based on Synchrony’s closing stock price on December 31, 2019, as applicable. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, Synchrony’s stock price, as applicable, and the executive’s age.

EXECUTIVE SEVERANCE PLAN

The purpose of the Executive Severance Plan is to secure the continued services and ensure the continued dedication of our NEOs and other executives. The Executive Severance Plan provides that if a participating executive is laid off, part of a redundancy or reorganization, or terminated for “for the good of the Company,” such executive will be entitled to the following:

•	CEO—18 months of the CEO’s base salary, offset by all other severance benefits that the CEO will receive from the Company in connection with being laid off; and

•	Other NEOs—12 months of an NEO’s base salary, offset by all other severance benefits that the NEO will receive from the Company in connection with being laid off.

CIC SEVERANCE PLAN

The purpose of the CIC Severance Plan is to secure the continued services and ensure the continued dedication and objectivity of these executives in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a change in control of the Company. The CIC Severance Plan provides for the following severance benefits upon a “double-trigger” qualifying termination of employment within 30 months following a change in control:

•	CEO—lump sum payment equal to the sum of (1) the CEO’s prorated bonus for the year of termination, (2) the product of two-and-one-half multiplied by the sum of the CEO’s annual base salary and average target bonus for the three prior years, and (3) an amount equal to 30 months of the employer portion of the monthly premium or cost of coverage for the health benefits elected by the CEO, based on the rates for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“Healthcare Premiums”). In addition, for 30 months following the CEO’s termination of employment, the CEO will be entitled to reasonable executive outplacement services.

•	Other NEOs—lump sum payment equal to the sum of (1) the NEO’s prorated bonus for the year of termination, (2) the product of two multiplied by the sum of the NEO’s annual base salary and average target bonus for the three prior years, and (3) an amount equal to 24 months of Healthcare Premiums. In addition, for 24 months following the NEO’s termination of employment, the NEO will be entitled to reasonable executive outplacement services.

SYNCHRONY EQUITY AWARDS

If one of the NEOs were to die or become disabled, any un-exercisable stock options become exercisable and remain exercisable until their expiration date. In the event of disability, this provision applies only to options that have been held for at least one year. For these purposes, “disability” generally means disability resulting in the NEO being unable to perform his or her job. Remaining restrictions on RSUs that were awarded prior to death or disability lapse immediately. In addition, any unvested options or RSUs held for at least one year become fully vested upon becoming retirement-eligible (reaching age 60 with three years of service), depending on the terms of the particular award. For involuntary termination, awards are either pro-rated (if under age 60 and less than 20 years of service) or fully vest if over 20 years of service.

PAYMENT UPON TERMINATION AS OF YEAR-END TABLES

The following tables show the payments that each of our NEOs would have received under various termination scenarios on December 31, 2019. Termination upon a change in control reflects amounts assuming each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within 30 months of the specified time period prior to or following the change in control. Of the NEOs, only Ms. Keane was eligible to retire as of

    56        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

December 31, 2019; therefore, other than Ms. Keane, the NEOs do not have any values in the retirement termination columns below. The tables below assume a stock price of $36.01, the closing price of a share of our common stock on December 31, 2019.

  MARGARET KEANE

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination(1)	Retirement (2)	Death or Disability	Change-in- Control

Severance	$0	$0	$1,762,500	$0	$0	$9,821,083

Restricted Stock Units	$0	$4,871,486	$5,896,303	$4,871,486	$10,510,283	$10,510,283

Stock Options	$0	$867,469	$867,469	$867,469	$867,469	$867,469

Long-Term Performance Plan	$0	$4,491,134	$4,491,134	$4,491,134	$9,011,948	$9,011,948

Annual Cash Incentive	$0	$0	$2,451,000	$2,451,000	$2,451,000	$2,451,000

Medical Benefits	$0	$0	$0	$0	$0	$28,797

Outplacement	$0	$0	$0	$0	$0	$14,750

Restoration Plan	$0	$2,580,547	$2,580,547	$2,580,547	$2,580,547	$2,580,547

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$12,810,636	$18,048,953	$15,261,636	$25,421,247	$35,285,877

  BRIAN DOUBLES

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination(1)	Retirement (2)	Death or Disability	Change-in- Control

Severance	$0	$0	$766,575	$0	$0	$3,275,617

Restricted Stock Units	$0	$0	$2,333,604	$0	$3,771,872	$3,771,872

Stock Options	$0	$0	$204,861	$0	$204,861	$204,861

Long-Term Performance Plan	$0	$0	$1,122,812	$0	$2,467,915	$2,467,915

Annual Cash Incentive	$0	$0	$1,251,600	$0	$1,251,600	$1,251,600

Medical Benefits	$0	$0	$0	$0	$0	$33,944

Outplacement	$0	$0	$0	$0	$0	$11,800

Restoration Plan	$0	$0	$1,008,246	$0	$1,008,246	$1,008,246

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$6,687,698	$0	$8,704,494	$12,025,855

  HENRY GREIG

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination(1)	Retirement (2)	Death or Disability	Change-in- Control

Severance	$0	$0	$625,000	$0	$0	$2,710,133

Restricted Stock Units	$0	$0	$957,769	$0	$1,664,163	$1,664,163

Stock Options	$0	$0	$153,390	$0	$153,390	$153,390

Long-Term Performance Plan	$0	$0	$701,772	$0	$1,408,166	$1,408,166

Annual Cash Incentive	$0	$0	$750,000	$0	$750,000	$750,000

Medical Benefits	$0	$0	$0	$0	$0	$36,287

Outplacement	$0	$0	$0	$0	$0	$11,800

Restoration Plan	$0	$0	$631,626	$0	$631,626	$631,626

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$3,819,557	$0	$4,607,345	$7,365,565

Synchrony  •  2020 Annual Meeting and Proxy Statement        57

  COMPENSATION MATTERS

  NEERAJ MEHTA

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination(1)	Retirement (2)	Death or Disability	Change-in- Control

Severance	$0	$0	$735,000	$0	$0	$3,210,000

Restricted Stock Units	$0	$0	$1,612,633	$0	$2,718,908	$2,718,908

Stock Options	$0	$0	$264,786	$0	$264,786	$264,786

Long-Term Performance Plan	$0	$0	$628,775	$0	$1,293,347	$1,293,347

Annual Cash Incentive	$0	$0	$766,600	$0	$766,600	$766,600

Medical Benefits	$0	$0	$0	$0	$0	$35,926

Outplacement	$0	$0	$0	$0	$0	$11,800

Restoration Plan	$0	$0	$691,692	$0	$691,692	$691,692

Deferred Compensation	$0	$702,255	$702,255	$702,255	$702,255	$702,255

Total Value to Executive	$0	$702,255	$5,401,741	$702,255	$6,437,588	$9,695,314

  TOM QUINDLEN

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination(1)	Retirement (2)	Death or Disability	Change-in- Control

Severance	$0	$0	$850,000	$0	$0	$3,680,000

Restricted Stock Units	$0	$0	$1,182,595	$0	$1,993,875	$1,993,875

Stock Options	$0	$0	$194,178	$0	$194,178	$194,178

Long-Term Performance Plan	$0	$0	$763,512	$0	$1,532,053	$1,532,053

Annual Cash Incentive	$0	$0	$886,600	$0	$886,600	$886,600

Medical Benefits	$0	$0	$0	$0	$0	$36,287

Outplacement	$0	$0	$0	$0	$0	$11,800

Restoration Plan	$0	$0	$1,273,869	$0	$1,273,869	$1,273,869

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$5,150,753	$0	$5,880,575	$9,608,662

    BRIAN WENZEL

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination(1)	Retirement (2)	Death or Disability	Change-in- Control

Severance	$0	$0	$526,329	$0	$0	$1,719,324

Restricted Stock Units	$0	$0	$351,243	$0	$1,054,079	$1,054,079

Stock Options	$0	$0	$55,920	$0	$55,920	$55,920

Long-Term Performance Plan	$0	$0	$252,647	$0	$955,483	$955,483

Annual Cash Incentive	$0	$0	$678,000	$0	$678,000	$678,000

Medical Benefits	$0	$0	$0	$0	$0	$53,438

Outplacement	$0	$0	$0	$0	$0	$11,800

Restoration Plan	$0	$0	$389,803	$0	$389,803	$389,803

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$2,253,942	$0	$3,133,285	$4,917,847

(1)	20 years of service.

(2)	Requires age 60 with at least three years of service.

      58        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

INDEPENDENT DIRECTORS’ COMPENSATION

Our compensation program for independent directors is designed to achieve the following goals: (a) fairly pay directors for work required at a company of our size and scope of operations; (b) align directors’ interests with the long-term interests of our stockholders; and (c) have a compensation structure that is simple, transparent and easy for stockholders to understand. Our Nominating and Corporate Governance Committee reviews director compensation annually. In connection with these reviews, the Nominating and Corporate Governance Committee receives advice regarding director compensation, including peer company benchmarking.

Each independent director currently receives annual compensation of $210,000, of which $75,000 is paid in cash and $135,000 is paid in RSUs. The RSUs are subject to a one-year vesting period and will be credited with amounts equivalent to any regular quarterly dividends paid on our common stock, which amounts will be reinvested in additional RSUs. In light of the workload and broad responsibilities of their positions, certain independent directors currently receive additional compensation as follows: the Chair of our Board receives an additional $235,000, of which $110,000 is paid in cash and $125,000 is paid in RSUs, the Chairs of the Audit Committee and Risk Committee each receive an additional $35,000 in annual cash compensation and the Chairs of the Nominating and Corporate Governance Committee, the MDCC and the Technology Committee each receive an additional $20,000 in annual compensation. Separately, for each Board committee meeting attended, an independent director receives $2,000 in cash. If an independent director is also a director of the Bank and attends a meeting of a Bank committee that takes place on a day when the analogous Board committee is not meeting, the independent director receives $2,000 in cash for such meeting. Independent directors can defer up to 80% of their annual cash compensation and RSUs into deferred stock units, which will be paid out after they leave our Board.

We require each independent director to own at least $375,000 in our common stock, RSUs or deferred stock units while a member of our Board. Each independent director has four years to satisfy this requirement. Individual and joint holdings of our common stock with immediate family members, including unvested time-based restricted stock, RSUs and deferred stock units count toward this requirement.

2019 INDEPENDENT DIRECTORS’ COMPENSATION TABLE

Name of Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total

Aguirre	$38,608	$59,311	$97,919

Alves	$107,000	$135,079	$242,079

Coviello	$106,611	$135,079	$241,690

Graylin	$ 91,000	$135,079	$226,079

Guthrie	$122,000	$135,079	$257,079

Hartnack	$217,000	$260,131	$477,131

Naylor	$144,000	$135,079	$279,079

Richie	$ 99,000	$135,079	$234,079

Snowe	$129,000	$135,079	$264,079

Zane	$ 84,750	$123,468	$208,218

(1)	Amount of cash compensation received in 2019 for Board and committee service and meeting attendance.

(2)

Aggregate grant date fair value of RSUs granted in 2019. Grant date fair value is calculated by multiplying the number of RSUs granted by the closing price of Synchrony common stock on the grant date, which was $31.90 for March 31, 2019 grants, $34.67 for June 30, 2019 grants, $34.09 for September 30, 2019 grants and $36.01 for December 31, 2019 grants.

(3)

As of December 31, 2019, the number of unvested equity awards (in the form of RSUs) that were outstanding for each non-employee director was as follows: Mr. Aguirre 753; Mr. Alves 7,373; Mr. Coviello 7,373; Mr. Graylin 7,373 Mr. Guthrie 7,373; Mr. Hartnack 14,200; Mr. Naylor 7,373; Ms. Richie 7,373; Senator Snowe 7,373; and Ms. Zane 2,690.

Synchrony  •  2020 Annual Meeting and Proxy Statement        59

COMPENSATION MATTERS

EQUITY COMPENSATION PLAN INFORMATION

2019 EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A	B	C

	Number of securities to be issued upon exercise of outstanding options,	Weighted-average exercise price of outstanding options, warrants and	Number of securities remaining available for future issuance under equity compensation plans (excluding securities
Plan Category	warrants and rights (1)	rights	reflected in column A)

Equity compensation plans approved by security holders	12,048,777	$28.98	43,581,766

Equity compensation plans not approved by security holders	—		—

Total	12,048,777	$28.98	43,581,766

(1)	This column includes 7,044,782 shares underlying stock options, 3,400,235 shares underlying RSUs and 1,603,760 shares underlying PSUs, in each case, awarded under the LTIP.

As of December 31, 2019, the weighted-average term of outstanding stock options was 6.2 years.

	For the Years Ended December 31,

	2014	2015	2016	2017	2018 (1)	2019 (1)

Beginning of the period available shares	16,605,417	7,414,644	5,699,056	3,340,083	46,839,931	45,115,124

2017 Amended Plan Additional Shares	0	0	0	46,000,000	0	0

New Shares Available	16,605,417	7,414,644	5,699,056	49,340,083	46,839,931	45,115,124

Granted: Stock Based (RSUs/PSUs) and NQSOs

– RSUs	3,704,535	793,585	1,000,900	1,034,299	1,069,882	1,802,996

– PSUs			523,646	502,022	616,673	606,006

– NQSOs	5,553,815	984,086	1,272,897	1,369,269	1,782,601	0

Total	9,258,350	1,777,671	2,797,443	2,905,590	3,469,156	2,409,002

Cancelled: Stock Based (RSUs/PSUs) and NQSOs

– RSUs (2)	26,806	45,484	226,407	271,981	1,499,331	440,084

– PSUs	0	0	0	11,001	62,704	271,478

– NQSOs	40,771	16,599	212,063	122,456	182,313	164,082

Total	67,577	62,083	438,470	405,438	1,744,349	875,644

End of the period available shares	7,414,644	5,699,056	3,340,083	46,839,931	45,115,124	43,581,766

(1)	Includes shares and dividend equivalent units granted during 2019.

(2)	Includes lapsed or unissued units.

    60        Synchrony  •  2020 Annual Meeting and Proxy Statement

COMPENSATION MATTERS

PAY RATIO

As required by the SEC and in accordance with its regulations and guidance, we determined the ratio of the annual total compensation of our CEO and the annual total compensation of our median employee using the following methodology. We note that the pay ratio and annual total compensation amounts we disclose are reasonable estimates that have been calculated using methodologies and assumptions permitted by the SEC, which may differ from those used by other companies.

We identified our median employee by using the target total compensation including retirement for all employees globally. Based on our CEO’s annual total compensation compared to the annual total compensation for our median employee, our estimated pay ratio for 2019 was 268:1.

We calculated the median employee’s annual total compensation in accordance with the SEC rules used to calculate the amount set forth in the “total” column of the Summary Compensation Table and added the value of benefits. Accordingly, our median employee’s total annual compensation was calculated as $45,407, including benefits.

With respect to the annual total compensation of our CEO, we used the amount reported in the “total” column of our Summary Compensation Table for 2019 and added the value of benefits. Accordingly, our CEO’s annual total compensation for purposes of the pay ratio determination was $12,181,183 including benefits.

Synchrony  •  2020 Annual Meeting and Proxy Statement        61

AUDIT MATTERS

AUDIT

MATTERS

INDEPENDENT AUDITOR

The Audit Committee retained KPMG LLP (“KPMG”) to audit our consolidated financial statements for 2019. In addition, the Audit Committee retained KPMG to provide other auditing and advisory services in 2019. In selecting KPMG as the independent auditor for 2020, the Audit Committee considered, among other factors, KPMG’s performance during 2019, including that of the lead audit partner, its independence and its attention to quality control matters. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence and integration services. The Audit Committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.

PRE-APPROVAL PROCESSES

The Audit Committee approves all audit engagement fees and terms. It is the Audit Committee’s policy to review and pre-approve all audit and non-audit services provided to the Company by KPMG on an engagement-by-engagement basis. To minimize relationships that could appear to impair KPMG’s objectivity, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Company by KPMG primarily to tax services and merger and acquisition due diligence and integration services. The Chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting.

ACCOUNTING FEES AND SERVICES

The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by KPMG for the years ended December 31, 2019 and 2018.

	For the Years Ended December 31,

	2019	2018

Audit fees	$5,249,495	$4,726,603

Audit-related	556,600	597,956

fees

Tax fees	—	—

All other fees	—	—

Total fees	$5,805,995	$5,324,559

In the above table, in accordance with SEC rules, “Audit” fees are fees that we paid to KPMG for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K for fiscal year ended December 31, 2019, and review of financial statements included in the Quarterly Reports on Form 10-Q for the first, second and third quarters of 2019, and (ii) services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, including comfort letter procedures and consent-related procedures. “Audit-related” fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including agreed-upon procedures. “Tax” fees are fees for tax compliance, tax advice and tax planning, and “All other” fees are fees for any services not included in the first three categories.

HIRING RESTRICTIONS

The Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of KPMG’s certification of the Company’s financial statements. These restrictions are contained in our Audit Committee Key Practices, which are published on the Company’s website at http://investors.synchrony.com under “Corporate Governance.”

    62        Synchrony  •  2020 Annual Meeting and Proxy Statement

AUDIT MATTERS

ITEM 3—RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2020

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2020. The Audit Committee has approved the selection of KPMG as our independent registered public accounting firm for 2020. KPMG is currently our independent registered public accounting firm.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the selection is not ratified, the Audit Committee will explore the reasons for stockholder rejection and whether it is appropriate to select another independent auditor.

We have been advised that representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee reviews and oversees the Company’s financial reporting process on behalf of the Board, including the selection, evaluation, compensation and oversight of our independent auditor. Management has the primary responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s internal control over financial reporting. KPMG, our independent auditor for 2019, has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee:

•	Has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2019;

•	Has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301: Communications with Audit Committees;

•	Has discussed with KPMG its assessment of the effectiveness of the Company’s internal control over financial reporting;

•	Has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and

•	Has discussed with KPMG its independence, taking into consideration the amount and nature of the fees paid to the firm for audit and non-audit services.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board.

Jeffrey G. Naylor, Chair

Paget L. Alves

Olympia J. Snowe

Ellen M. Zane

Synchrony  •  2020 Annual Meeting and Proxy Statement        63

BENEFICIAL OWNERSHIP

BENEFICIAL OWNERSHIP

At March 16, 2020, we had 587,232,613 shares of common stock outstanding.

The following table shows information regarding the beneficial ownership of our common stock by:

•	All persons known by us to own beneficially more than 5% of our common stock;

•	Our CEO and each of our named executive officers;

•	Each of our directors; and

•	All directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Synchrony common stock subject to options or RSUs held by that person that are currently exercisable or exercisable (or in the case of RSUs, vested or vest) within 60 days of the date of this proxy statement are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as noted by footnote, all stockholdings are as of March 16, 2020, and the percentage of beneficial ownership is based on 587,232,613 shares of common stock outstanding as of March 16, 2020.

Name of Beneficial Owner	Number of Shares	Percent of Total
The Vanguard Group—100 Vanguard Blvd., Malvern, PA 19355 (1)	53,037,946	9.03%
GIC Private Limited—168, Robinson Road #37-01, Capital Tower Singapore 068912 (2)	41,907,785	7.01%
BlackRock, Inc.—55 East 52nd Street, New York, NY 10055 (3)	41,189,773	7.01%
FMR LLC—245 Summer Street, Boston, MA 02210 (4)	35,383,831	6.03%
Margaret M. Keane (5)	877,606	*
Brian D. Doubles (6)	311,063	*
Henry F. Greig (7)	301,160	*
Neeraj Mehta (8)	160,306	*
Tom M. Quindlen (9)	295,295	*
Brian J. Wenzel Sr. (10)	79,270	*
Fernando Aguirre	0	*
Paget L. Alves (11)	8,136	*
Arthur W. Coviello, Jr. (12)	17,673	*
William W. Graylin (13)	66,775	*
Roy A. Guthrie (14)	15,027	*
Richard C. Hartnack (15)	6,792	*
Jeffrey G. Naylor (16)	39,962	*
Laurel J. Richie (17)	12,987	*
Olympia J. Snowe (18)	5,664	*
Ellen M. Zane (19)	712
All directors and executive officers as a group (20 persons)	2,627,956	*

* Denotes less than 1.0%

    64        Synchrony  •  2020 Annual Meeting and Proxy Statement

BENEFICIAL OWNERSHIP

(1)

Based on a Schedule 13G/A filed on February 12, 2020 by The Vanguard Group regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2019. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 917,439 of the shares, shared voting power as to 180,530 of the shares, sole dispositive power as to 52,014,626 of the shares and shared dispositive power as to 1,023,320 of the shares.

(2)

Based on a Schedule 13G/A filed on February 14, 2020 by GIC Private Limited regarding its holdings of our common stock as of December 31, 2019. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 36,491,806 of the shares, shared voting power as to 5,415,979 of the shares, sole dispositive power as to 36,491,806 of the shares and shared dispositive power as to 5,415,979 of the shares.

(3)

Based on a Schedule 13G/A filed on February 6, 2020 by BlackRock, Inc. regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2019. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 35,092,111 of the shares, shared voting power as to none of the shares, sole dispositive power as to 41,189,773 of the shares and shared dispositive power as to none of the shares.

(4)

Based on a Schedule 13G filed on February 7, 2020 by FMR LLC regarding its holdings, together with certain of its subsidiaries and affiliates, of our common stock as of December 31, 2019. The Schedule 13G discloses that the reporting entity had sole voting power as to 3,954,371 of the shares, shared voting power as to none of the shares, sole dispositive power as to 35,383,831 of the shares and shared dispositive power as to none of the shares.

(5)

Includes 84,276 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 100,832 stock options that vested on April 1, 2020. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(6)	Includes 45,277 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 23,261 stock options that vested on April 1, 2020.

(7)	Includes 10,681 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 17,644 stock options that vested on April 1, 2020.

(8)	Includes 18,539 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 30,410 stock options that vested on April 1, 2020.

(9)	Includes 13,595 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 22,301 stock options that vested on April 1, 2020.

(10)	Includes 3,898 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 6,418 stock options that vested on April 1, 2020.

(11)	Includes 426 restricted stock units that vested on March 31, 2020.

(12)	Includes 2,139 restricted stock units that vested on March 31, 2020.

(13)	Includes 2,139 restricted stock units that vested on March 31, 2020.

(14)

Includes 426 restricted stock units that vested on March 31, 2020. Mr. Guthrie is the Investment Manager of Guthrie 2012 Investments LP, which owns the reported securities. Mr. Guthrie disclaims beneficial ownership of the shares of common stock held by Guthrie 2012 Investments LP, except to the extent of his direct pecuniary interest therein.

(15)	Includes 821 restricted stock units that vested on March 31, 2020.

(16)	Includes 426 restricted stock units that vested on March 31, 2020.

(17)	Includes 2,139 restricted stock units that vested on March 31, 2020.

(18)	Includes 426 restricted stock units that vested on March 31, 2020.

(19)	Includes 712 restricted stock units that vested on March 31, 2020.

Synchrony  •  2020 Annual Meeting and Proxy Statement        65

BENEFICIAL OWNERSHIP

RELATED PERSON TRANSACTIONS

There were no transactions or proposed transactions between the Company and any officer, director or nominee for director, any stockholder beneficially owning more than 5% of any class of our voting stock or any immediate family member of any of them, since January 1, 2019, of the type or amount required to be disclosed under the applicable SEC rules.

RELATED PERSON TRANSACTIONS POLICY

Our Board has adopted a written policy for the review, approval or ratification of transactions (known as “related person transactions”) between us or any of our subsidiaries and any related person, in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one of our executive officers, directors or nominees for director, or stockholders beneficially owning more than 5% of any class of our voting stock (or an immediate family member of any of the foregoing has a direct or indirect material interest). Since January 1, 2019, no transaction has been identified as a related person transaction.

The policy calls for related person transactions to be reported to, reviewed and, if deemed appropriate, approved or ratified by, the Nominating and Corporate Governance Committee. In determining whether or not to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems important, whether the related person transaction is in our best interests and whether the transaction is on terms no less favorable than terms generally available to us from an unaffiliated third party under the same or similar circumstances. In the event a member of the Nominating and Corporate Governance Committee is not disinterested with respect to the related person transaction under review, that member may not participate in the review, approval or ratification of that related person transaction.

Certain decisions and transactions are not subject to the related person transaction approval policy, including: (i) decisions on compensation or benefits relating to our directors or executive officers or the hiring or retention of our executive officers, (ii) decisions relating to pro rata distributions to all our stockholders, (iii) indebtedness transactions with the Bank made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and not presenting more than the normal risk of collectability or other unfavorable features, and (iv) deposit transactions with the Bank made in the ordinary course of business and not paying a greater rate of interest on the deposits of a related person than the rate paid to other depositors on similar deposits with the Bank.

Certain of our directors and executive officers and certain members of their immediate families have received extensions of credit from us in connection with credit card transactions. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than the normal risk of collectability or present other unfavorable terms. Future extensions of credit of this nature are not subject to the related person transaction approval policy.

    66        Synchrony  •  2020 Annual Meeting and Proxy Statement

FREQUENTLY ASKED

QUESTIONS ABOUT THE

ANNUAL MEETING (“FAQS”)

VOTING INFORMATION

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of our common stock as of the close of business on the record date, which is March 26, 2020, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 583,232,644 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

HOW DO I VOTE AT THE ANNUAL MEETING?

Stockholders of record can vote in one of four ways:

BY MAIL You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 20, 2020).

BY TELEPHONE

You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on May 20, 2020.

BY THE INTERNET

In Advance

You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 20, 2020.

At the Annual Meeting You may attend the virtual Annual Meeting by visiting this internet website address: www.virtualshareholdermeeting.com/SYF2020.

Voting instructions (including instructions for both telephonic and internet voting) are provided on the Notice and the proxy card. The telephone and internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded.

If your shares are held through a bank, broker, fiduciary or custodian (which we refer to in this proxy statement as a “broker”), please follow the voting instructions on the form you receive from such institution.

WHAT IF MY SHARES OF THE COMPANY’S COMMON STOCK ARE HELD FOR ME BY A BROKER?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide your broker with instructions as to how to vote such shares, your broker will only be able to vote your shares at its discretion on certain “routine” matters as permitted by NYSE rules. The proposal to ratify the appointment of KPMG is the only proposal considered a routine matter to be presented at the Annual Meeting. Brokers will not be permitted to vote your shares on any of the other matters presented at the Annual Meeting. If you do not provide voting instructions on these matters, including the election of the director nominees named herein, the shares will be considered “broker non-votes” with respect to such matters.

Synchrony  •  2020 Annual Meeting and Proxy Statement        67

WHAT IF I DO NOT VOTE OR DO NOT INDICATE HOW MY SHARES SHOULD BE VOTED ON MY PROXY CARD?

If a stockholder does not return a signed proxy card or submit a proxy by telephone or the internet, and does not attend the meeting and vote, his or her shares will not be voted or counted as present for purposes of establishing a quorum at the Annual Meeting. Shares of our common stock represented by properly executed proxies received by us and not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal. In addition, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretion to vote your shares in their best judgment on such matter.

HOW CAN I CHANGE MY VOTES OR REVOKE MY PROXY AFTER I HAVE VOTED?

Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked or changed at any time before it is exercised by mailing a written notice of revocation or change to our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet).

WILL MY VOTES BE PUBLICLY DISCLOSED?

No. Stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

WHAT IF OTHER MATTERS COME UP DURING THE ANNUAL MEETING?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote your shares on such matters in accordance with their best judgment.

WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?

The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock issued and entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions are counted for purposes of determining whether a quorum is present. As explained above under “What if my shares of the Company’s common stock are held for me by a broker?,” if brokers exercise their discretionary voting authority on the ratification of the appointment of KPMG, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH MATTER TO BE CONSIDERED AT THE ANNUAL MEETING?

Voting Item	Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Recommendation

Election of directors named in this proxy statement	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Advisory approval of our named executives’ compensation	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Auditor ratification	Majority of votes cast	Abstentions not counted as votes cast and therefore will have no effect. No broker non-votes (routine matter).	FOR

    68        Synchrony  •  2020 Annual Meeting and Proxy Statement

WHO WILL COUNT THE VOTE?

Votes will be tabulated by Broadridge. The Board has appointed a representative of Broadridge to serve as the Inspector of Elections.

WILL A LIST OF STOCKHOLDERS BE MADE AVAILABLE?

We will make a list of stockholders available for 10 days prior to the Annual Meeting at our offices located at 777 Long Ridge Road, Stamford, Connecticut 06902. Please contact Synchrony’s Corporate Secretary by telephone at (203) 585-2400 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SYF2020.

PROXY SOLICITATION AND DOCUMENT REQUEST INFORMATION

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF PRINTED PROXY MATERIALS?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we have mailed a Notice to some of our stockholders. All stockholders can access our proxy materials on the internet website referred to in the Notice. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice.

MULTIPLE INDIVIDUALS RESIDING AT MY ADDRESS ARE BENEFICIAL OWNERS OF THE COMPANY’S COMMON STOCK, SO WHY DID WE RECEIVE ONLY ONE MAILING?

The SEC permits companies to deliver a single Notice or set of Annual Meeting materials to an address shared by two or more stockholders. This delivery method is referred to as “householding.” We have delivered only one such Notice or set of Annual Meeting materials to some stockholders who share an address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of such Notice or Annual Meeting materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of such Notice or Annual Meeting materials, please contact our Corporate Secretary by telephone at (203) 585-2400 or in writing at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902.

If you are currently a stockholder sharing an address with another stockholder receiving multiple copies of Notices or Annual Meeting materials and wish to receive only one copy for your household, please contact the Company at the above phone number or address.

WHO IS SOLICITING MY PROXY AND WHO PAYS TO PREPARE, MAIL AND SOLICIT THE PROXIES?

The Board is soliciting proxies from the Company’s stockholders for the Annual Meeting. We will bear the costs of solicitation of proxies for the Annual Meeting, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for an aggregate fee of $20,000, plus reasonable out-of-pocket expenses.

INFORMATION ABOUT ATTENDING THE 2020 ANNUAL MEETING

HOW CAN I ATTEND THE ANNUAL MEETING?

Stockholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting. com/SYF2020. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SYF2020 and using your 16-digit control number, located on the Notice and the proxy card, to enter the meeting.

Synchrony  •  2020 Annual Meeting and Proxy Statement        69

ADDITIONAL INFORMATION

OTHER BUSINESS

The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2019 Annual Report is being furnished to stockholders concurrently herewith. Our Annual Report and other reports we file with the SEC are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC at http://investors.synchrony.com under “SEC Filings.”

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 no later than December 7, 2020. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2021 annual meeting but not for inclusion in our proxy statement for such annual meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 21, 2021, nor later than February 20, 2021. Such notice must contain the information required by our Bylaws.

Stockholders who intend to submit director nominees for inclusion in our proxy statement for the 2021 annual meeting must comply with the requirements of proxy access as set forth in our Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not earlier than November 7, 2020, nor later than December 7, 2020. Stockholders who wish to propose director nominees at the 2021 annual meeting but not include such nominees in our proxy statement must deliver notice to the Company at its principal executive offices no earlier than January 21, 2021, nor later than February 20, 2021, and such notice must otherwise comply with our Bylaws.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING TO BE HELD ON MAY 21, 2020

Our proxy materials relating to our Annual Meeting (Notice, proxy statement and annual report) are available at www.proxyvote.com.

APPENDIX A

The information provided in this proxy statement includes measures which are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

We present certain financial measures that have been adjusted to exclude amounts related to the Walmart and/or the Yamaha portfolios. These financial measures are not measures presented in accordance with GAAP. Given the sale of the Walmart and Yamaha portfolios which were completed in October 2019 and January 2020, respectively, we believe the presentation of these financial measures is a more meaningful measure to investors of the Company’s ongoing credit programs.

    70        Synchrony  •  2020 Annual Meeting and Proxy Statement

NON-GAAP RECONCILIATION

The following table sets forth a reconciliation between GAAP results and non-GAAP Core results for 2019.

For the year ended December 31, 2019

2019 Return on Assets

GAAP Return on Assets	3.5%

Adjustment to exclude reduction in loan loss reserves for Walmart	(0.8)%

Core Return on Assets	2.7%

For the five-year period ended December 31, 2019

5-Year Net Earnings Growth Rate

GAAP 5-Year Net Earnings Growth	12.2%

Adjustment to exclude reduction in loan loss reserves in 2019 for Walmart	(5.7)%

Core 5-Year Net Earnings Growth Rate	6.5%

5-Year Receivables Growth Rate

GAAP 5-Year Receivables Growth Rate	7.3%

Adjustment to exclude Walmart and Yamaha loan receivables for all periods	3.1%

Core 5-Year Receivables Growth Rate	10.4%

Synchrony  •  2020 Annual Meeting and Proxy Statement        71

This Page Left Intentionally Blank

SYNCHRONY FINANCIAL
777 LONG RIDGE ROAD	VOTE BY INTERNET
STAMFORD, CT 06902	Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SYF2020 You may attend the Meeting via the internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote your proxy by internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E96815-P33047	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SYNCHRONY FINANCIAL
The Board of Directors recommends a vote FOR all nominees and FOR Items 2 and 3.
1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Margaret M. Keane	☐	☐	☐

	1b.	Fernando Aguirre	☐	☐	☐			For	Against	Abstain

	1c.	Paget L. Alves	☐	☐	☐		1j. Olympia J. Snowe	☐	☐	☐

	1d.	Arthur W. Coviello, Jr.	☐	☐	☐		1k. Ellen M. Zane	☐	☐	☐

	1e. 1f. 1g. 1h. 1i.	William W. Graylin Roy A. Guthrie Richard C. Hartnack Jeffrey G. Naylor Laurel J. Richie	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
						3.	Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2020	☐	☐	☐

NOTE: Any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2 and FOR Item 3.

Signature [PLEASE SIGN WITHIN BOX] Date						Signature (Joint Owners)	Date

SYNCHRONY FINANCIAL

2020 ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2020

11:00 A.M., EASTERN TIME

www.virtualshareholdermeeting.com/SYF2020

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M. Eastern Time on May 20, 2020.

Your internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
E96816-P33047

PROXY
FOR ANNUAL MEETING OF STOCKHOLDERS
SYNCHRONY FINANCIAL
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned appoints Margaret M. Keane, Brian D. Doubles and Jonathan S. Mothner, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Synchrony Financial held of record by the undersigned as of March 26, 2020, at the 2020 Annual Meeting of Stockholders to be held on May 21, 2020, beginning at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/SYF2020, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2 and FOR Item 3.

            This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Synchrony Financial written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side